Exhibit 10.15

CONFIDENTIAL TREATMENT REQUESTED. CERTAIN PORTIONS OF THIS

DOCUMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR

CONFIDENTIAL TREATMENT AND, WHERE APPLICABLE, HAVE BEEN MARKED

WITH AN ASTERISK TO DENOTE WHERE OMISSIONS HAVE BEEN MADE. THE

CONFIDENTIAL MATERIAL HAS BEEN FILED SEPARATELY WITH

THE SECURITIES AND EXCHANGE COMMISSION.

AWARD/CONTRACT	1. THIS CONTRACT IS A RATED ORDER UNDER DPAS (15 CFR 350)	RATING	PAGE OF PAGES
			1	69
2. CONTRACT NO. (Proc. Inst. Ident.) NO SP4701-10-C-0008	3. EFFECTIVE DATE SEE BLOCK 20C	4. REQUISITION/PURCHASE REQUEST/PROJECT NO. SEE SECTION G

5. ISSUED BY: CODE	SP4701	6. ADMINISTERED BY (if other than Item 6) CODE	S0507A
DLA Contracting Services Office 700 Robbins Avenue Philadelphia, PA 19111 POC: Angela Mattox Phone: (703) 767-6676/ E-mail: angela.mattox@dla.mil		DCMA Northern California P.O. Box 232, 700 E. Roth, Bldg 330 French Camp, CA 95231-0232

7. NAME AND ADDRESS OF CONTRACTOR (No., street, city, State and ZIP code)		8. DELIVERY ☒ FOB ORIGIN ☐ OTHER (See Below)
Solazyme, Inc. 225 Gateway Blvd. South San Francisco, CA 94080		9. DISCOUNT FOR PROMPT PAYMENT
		10. SUBMIT INVOICES (4 copies unless otherwise specified) TO THE ADDRESS SHOWN IN.	ITEM G.3
CODE 483L6	FACILITY CODE

11. SHIP TO/MARK FOR CODE	12. PAYMENT WILL BE MADE BY: CODE	HQ0339
Defense Finance and Accounting Services Columbus Center DFAS-CO/West Entitlement Operations P.O. Box 182381 Columbus, OH 43218-2381
13. AUTHORITY FOR USING OTHER THAN FULL AND OPEN COMPETITION ☐ 10 U.S.C. 2304(c) (2) ☐ 41 U.S.C. 253(c) ( )	14. ACCOUNTING AND APPROPRIATION DATA SEE SECTION G

15A. ITEM NO.	15B. SUPPLIES/SERVICES	15C. QUANTITY	15D. UNIT	15E. UNIT PRICE	15F. AMOUNT
	See Section B
		15G. TOTAL AMOUNT OF CONTRACT			$10,240,000.00

16. TABLE OF CONTENTS
#	SEC.	DESCRIPTION	PAGE(S)	#	SEC.	DESCRIPTION	PAGE(S)
PART I–THE SCHEDULE				PART II–CONTRACT CLAUSES
X	A	SOLICITATION/CONTRACT FORM		X	I	CONTRACT CLAUSES
X	B	SUPPLIES OR SERVICES AND PRICES/COSTS		PART III–LIST OF DOCUMENTS, EXHIBITS AND OTHER ATTACH
X	C	DESCRIPTIONS/SPECS./WORK STATEMENTS		X	J	LIST OF ATTACHMENTS
X	D	PACKAGING AND MARKING		PART IV–REPRESENTATIONS AND INSTRUCTIONS
X	E	INSPECTION AND ACCEPTANCE			K	REPRESENTATIONS, CERTIFICATIONS AND
X	F	DELIVERIES OR PERFORMANCE				OTHER STATEMENTS OF OFFERORS
X	G	CONTRACT ADMINISTRATION DATA			L	INSTRS, CONDS, AND NOTICES TO OFFERORS
X	H	SPECIAL CONTRACT REQUIREMENTS			M	EVALUATION FACTORS FOR AWARD

CONTRACTING OFFICER WILL COMPLETE ITEM 17 OR 18 AS APPLICABLE
17. ☒ CONTRACTOR’S NEGOTIATED AGREEMENT (Contractor is required to sign this document and return 3 copies to issuing office.) Contractor agrees to furnish and deliver all items or perform all the services set forth or otherwise identified above and on any continuation sheets for the consideration stated herein. The rights and obligations of the parties to this contract shall be subject to and governed by the following documents: (a) this award/contract, (b) the solicitation, if any, and (c) such provisions, representations, certifications, and specifications, as are attached or incorporated by reference herein. (Attachments are listed herein)	18. ☐ AWARD (Contractor is not required to sign this document.) Your offer on Solicitation Number , including the additions or changes made by you which additions or changes are set forth in full above, is hereby accepted as to the items listed above and on any continuation sheets. This award consummates the contract which consists of the following documents: (a) the Government’s solicitation and your offer, and (b) this award/contract. No further contractual document is necessary.
19A. NAME AND TITLE OF SIGNER (Type or print) NAME Jonathan Wolfson Title Chief Executive Officer, Solazyme, Inc.	20A. NAME OF CONTRACTING OFFICER Angela Mattox

19B. NAME OF CONTRACTOR		19C. DATE SIGNED	20B. UNITED STATES OF AMERICA		20C. DATE SIGNED
BY	/s/ Jonathan Wolfson (Signature of person authorized to sign)	9-9-2010	BY	/s/ Angela Mattox (Signature of Contracting Officer)	10SEP2010
	AUTHORIZED FOR LOCAL REPRODUCTION PREVIOUS EDITION IS USABLE			STANDARD FORM 26 (REV. 12/2002) Proscribed By GSA - FAR (48 CFR) 53.214(a)

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Table of Contents

SECTION B: SUPPLIES OR SERVICES AND PRICES	4
B.1 Schedule	4
B.2 Contract Type	5
SECTION C: DESCRIPTION/SPECIFICATIONS/WORK STATEMENT	6
1.0 Area of Interest	6
2.0 Executive Summary and Background	6
3.0 Background	7
4.0 Phase I Base Project	7
4.1 Scope	7
4.2 Contractor Requirements	8
4.2.1 Task One: Bioproduction and [*]	8
4.2.2 Task Two: Extraction and Purification of Algal Oil	9
4.2.3 Task Three: Refining of Algal Oil into Renewable F-76 Naval Distillate and Other Fuels Oil	10
4.2.4 Task Four: Provide samples for testing	10
4.3 Deliverables and Schedule	10
4.4 Key Personnel Resumes	11
5.0 Phase II Option Project	13
5.1 Scope	13
5.2 Contractor Requirements	13
5.2.1 Task One: Bioproduction and [*]	13
5.2.2 Task Two: Extraction and Purification of Algal Oil	14
5.2.3 Task Three: Refining of Algal Oil into Renewable F-76 Naval Distillate and Other Fuels Oil	15
5.2.4 Task Four: Provide samples for testing	16
5.3 Deliverables and Schedule	16
5.4 Key Personnel Resumes	17
6.0 Constructive Approach	18
6.1 Overview	18
6.2 Research and Development Efforts:	19
7.0 Detailed Batch Requirements of Hydrotreated Renewable Marine Diesel (HR 76)	21
SECTION D: PACKAGING AND MARKING	23
SECTION E: INSPECTION AND ACCEPTANCE	24
E.1 FAR 52.246-9 Inspection of Research and Development (Short Form)(APR 1984)	24
E.2 Contracting Officer’s Technical Representative (COTR)	24
E.3 Inspection and Acceptance (Bulk/SPR) (DESC MAR 1996)	24
E.4 List of Inspection Offices for DESC Contracts (DESC JAN 2009)	25
E.5 DFARS 252.246-7000 Material Inspection and Receiving Report (MAR 2008)	27
E.6 Material Inspection and Receiving Report (DESC MAR 2000)	27
E.7 Contractor Inspection Responsibilities for Hydro-treated Renewable Naval Distillate (HR-F76) (DESC SEP 2009)	28
E.8 Standardized Format for Use in the Preparation of Product Test Reports	30
SECTION F: DELIVERIES OR PERFORMANCE	38
F.1 FAR 52.252-2 Clauses Incorporated by Reference (FEB 1998)	38
F.2 Time of Delivery or Performance	38
F.3 Place of Delivery	39
F.4 Delivery Conditions for Tank Cars, Boxcars, Trucks, Transport Trucks, Trucks and Trailers, Tank Wagons, Pipeline, and Lighters (DESC JUN 2002)	40
F.5 Determination of Quantity (DESC JUN 2009)	42
F.6 F.O.B. Origin (FEB 2006)	46
SECTION G: CONTRACT ADMINISTRATION DATA	48

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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G.1 Accounting and Appropriation Data	48
G.2 Invoice	48
G.2.1 Invoice Instructions	48
G.2.2 DFARS 252.232-7003 Electronic Submission of Payment Requests and Receiving Reports (MAR 2008)	49
G.3 Communication	50
SECTION H: SPECIAL CONTRACT PROVISIONS	52
H.1 Acknowledgment of Sponsorship	52
H.2 Designation of Contracting Officer’s Technical Representative (COTR)	52
H.3 Key Personnel	53
H.4 Organizational Conflict of Interest	54
H.5 Government’s Right to Audit	55
H.6 Proprietary Information	55
SECTION I: CONTRACT CLAUSES	56
I.1 FAR 52.252-2 Clauses Incorporated by Reference (Feb 1998)	56
I.2 FAR 52.217-8 Option to Extend Services (NOV 1999)	60
I.3 FAR 52.217-9 Option to Extend the Term of the Contract (Mar 2000)	60
I.4 Contractor’s Assertion under DFARS 252.227-7013	61
SECTION J: LIST OF ATTACHMENTS	62

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SECTION B: SUPPLIES OR SERVICES AND PRICES

B.1	Schedule

No.	Description Research and Development	Unit	Qty	Unit Price	Total Price

0001	Phase I Base Project	[*]	[*]	[*]	[*]
Firm-Fixed-Price
The contractor performs a [*] demonstration to produce algal-derived Hydrotreated Renewable Naval Distillate in accordance with Section C and Detailed Batch Requirements of Hydrotreated Renewable Marine Diesel (HR76).
Period of Performance: Not to exceed [*] beginning from the effective date of award.
Invoicing Instructions: Refer to Section G.2.
FOB: Origin
ACRNs: AA and AB

0002	Contractor’s Progress, Status, and Management Report
Contract Data Requirements List, Technical Data Item A001
Total Price: Not Separately Priced
Frequency: Monthly

0003	Scientific and Technical Reports Summary
Contract Data Requirements List, Technical Data Item A003
Total Price: Not Separately Priced
Frequency: Quarterly

1001	Phase II Option Project	[*]	[*]	[*]	[*]
Firm-Fixed-Price
The contractor shall increase the size of the [*] demonstration to produce algal-derived Hydrotreated Renewable Naval Distillate in accordance with Section C and Detailed Batch Requirements of Hydrotreated Renewable Marine Diesel (HR76).
Period of Performance: Not to exceed [*] from the effective date of the Phase I Base Project, unless further extended by mutual agreement of the parties.
Invoicing Instructions: Refer to Section G.2.
FOB: Origin

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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B.2	Contract Type

This is a firm-fixed-price research and development contract. Payments will be made in accordance with DFARS Clause 252.232-7003, Electronic Submission of Payment, see Section G.1 Invoice. Solazyme is required only to exercise its best efforts to achieve the performance, volume, and schedule objectives set forth in Section C.

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SECTION C: DESCRIPTION/SPECIFICATIONS/WORK STATEMENT

1.0	Area of Interest

The area of interest in response to BAA 0003-10 is exploring the use of various biofuels feedstocks in jet and other mobility fuels and examining the impact of introducing biofuels into the current jet fuel delivery system. Target implementation is US Navy warships.

2.0	Executive Summary and Background

Solazyme, Inc. shall engage in research and development to develop and demonstrate production of renewable F-76 Naval Distillate fuel at a scale that enables [*] testing. Solazyme will perform research and development and exercise best efforts with a goal of producing algal-derived HR76 that meets the Detailed Batch Requirements of Hydrotreated Renewable Marine Diesel (HR76) set forth in Section C, paragraph 7.0 (below). Producing and delivering fuel that meets the HR76 specifications in paragraph 7.0 is a goal of Solazyme in this research and development project, but Solazyme cannot guarantee it will achieve this goal. Solazyme will further scale up its innovative indirect–photosynthesis algal bioproduction process to provide hydrotreated renewable F-76 (HR76) derived exclusively from algae to DLA/DoD. Solazyme’s algal HR76 has already been selected [*] and this project will enable the Navy fuels qualification testing program to complete certification. Solazyme will expand production capacity while simultaneously increasing productivity, thereby proving commercial viability. Successful completion of the demonstrations will position Solazyme to build commercial-scale dedicated facilities that will be able to supply renewable algal-derived naval distillate and jet fuels at the strategically significant volumes needed to meet DoD’s ambitious goals for adopting renewable biofuels.

Solazyme’s algal biofuel technology offers a secure alternative source for strategic mobility fuels. Unlike other alternatives, it can displace immense quantities of petroleum on a global scale and solve pressing challenges that confront DLA related to energy security, greenhouse gas reductions and supply chain logistics.

Research and development will focus on transferring high production efficiency from large [*] demonstration scale, validating process reliability at demonstration scale, adjusting refining parameters in response to DLA or Service requirements in support of certification programs, optimizing process parameters to further reduce cost at demonstration and commercial scale, and preparing to consolidate algal oil production in a single facility.

In Phase I Base Project, it is expected that Solazyme will exercise its best efforts to demonstrate production scale-up and deliver [*] gallons of HR76 derived from algae. (Producing and delivering this quantity of fuel specifications is a goal of Solazyme in this research and development project, but we cannot guarantee that we will achieve this goal.) This demonstration forms a coherent program in combination with Phase II Option Project. In Phase II Option, Solazyme will conduct further research and development to consolidate and integrate production operations and deliver an additional [*] gallons. (Producing and delivering this quantity of fuel specifications is a goal of Solazyme in this research and development project, but Solazyme

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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cannot guarantee that it will achieve this goal.) The fuels expected to be delivered in both demonstrations will enable DoD to complete certification of algal-derived F-76 for use in military platforms. Phase II Option Project will commence after Solazyme receives a notice from the Government to start the Phase II Option Project. Phase II Option Project will continue production scale-up and will also advance key technical production performance parameters (such as [*] and [*] significantly beyond the levels achieved in Phase I Base Project.

3.0	Background

The military service branches and the Office of the Secretary of Defense are actively seeking alternative fuels that (1) comply with the technical specifications being developed and approved for renewable jet, diesel and distillate fuels; (2) reduce the military’s dependence on oil imported from unstable regions of the world; (3) enhance energy security and improve defense logistics by diversifying the sources of fuel feedstocks that support domestic and theater operations; (4) hedge against short-term volatility and long-term sustained increases in the price of crude oil; (5) provide short-term availability and long-term scalability to address a significant fraction of military operational requirements; (6) minimize the carbon footprint and other environmental impacts of military operations compared with petroleum and synthetic fuels; and (7) cost the same or less than equivalent fuels derived from petroleum.

Solazyme, Inc. has developed an innovative biotechnology that exploits heterotrophic algae that grow in industrial bioproduction facilities without sunlight and produce biofuels that will concurrently satisfy all of these requirements. Solazyme has produced more than [*] gallons of finished algal oil as well as enough algal biomass for a further [*] gallons (pending extraction). Subcontractor UOP is currently refining Solazyme’s algal oil into renewable biofuel that is fully equivalent to F-76 Naval Distillate fuel and further satisfies the even more restrictive HR76 specification under development by the US Navy. Solazyme has already delivered [*] gallons of renewable algal-derived F-76 using the HR76 specification to the Navy.

4.0	Phase I Base Project

4.1	Scope

The scope of Phase I Base Project encompasses research and development aimed at optimizing, scaling up, demonstrating and validating processes to: (i) grow algae without direct photosynthesis via industrial bioproduction, (ii) extract and purify oil from the algae, and (iii) refine the algal oil to create renewable biofuels that meet military specifications and requirements, and also encompasses utilizing these processes to (iv) produce substantial quantities of renewable F-76 Naval Distillate fuel sufficient for the US Navy to commence certification tests.

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Handle in Accordance with 41 U.S.C. § 423

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4.2	Contractor Requirements

4.2.1	Task One: Bioproduction and [*] of Algal Biomass

Solazyme, Inc. will engage in research and development to improve its proprietary bioproduction, extraction and purification processes for producing oil from heterotrophic (indirectly photosynthetic) algae at [*] and larger. Solazyme will apply these processes in an effort to [*] a quantity of algal biomass sufficient to yield the refined fuel product deliverables utilizing facilities at [*].

The process of growing heterotrophic algae involves several components:

Optimized algal strain: Solazyme has already identified multiple species and strains of algae that grow quickly and produce exceptionally large amounts of oil relative to [*] weight. Solazyme has further enhanced these strains through laboratory optimization processes.

Growth media: The media consists primarily of [*] with the addition of [*].

Bioproduction vessels: These constitute the physical infrastructure in which the cells [*]. The algae are [*] a series of successively [*] before being [*] into the [*]. When the cells have [*] the amount of oil they [*] according to the current process, the [*] is [*] and the [*].

[*] equipment: The cells are [*] prior to extraction in commercial scale [*].

Selecting the algal strain and optimizing the growth media represent the technically most challenging steps. Solazyme has already successfully completed these steps, mitigating the primary sources of technical risk. Solazyme has also scaled the process from [*] in the laboratory up to [*] and has conducted [*] consecutive successful production runs at this scale. Further process engineering, however, is required to optimize productivity, demonstrate reliability, ensure uniform operation, and prepare for final scale up to [*]. (Commercial algal biofuel facilities will employ anywhere from [*] of these larger [*] operating independently in parallel. From a technical performance perspective, operations in the proposed project at [*] scale are therefore just [*] order of magnitude below full commercial scale. Solazyme has already demonstrated rapid and consistent scale-up across [*] orders of magnitude ([*]) from [*] in the laboratory to [*] at [*] scale.)

Solazyme will gather technical data (e.g. [*]) and assess the response of bioproductivity to adjustable manufacturing parameters in order to optimize, prepare and validate the process for transition to full commercial scale bioproduction vessels. The data will also enable Solazyme to finalize the engineering design of commercial plants.

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Solazyme will exercise its best efforts to produce approximately [*] of [*] algal biomass utilizing [*] capacity bioproduction [*] for this purpose at [*].

4.2.2	Task Two: Extraction and Purification of Algal Oil

[*] will extract the algal oil from the [*] algal biomass by [*] and purify the extracted algal oil. Solazyme will manage the logistics of integrating this process with the preceding biomass production process and the subsequent fuel refining process.

The oil contained within the [*] algal biomass can be extracted and purified through the same methods widely used to obtain oils from vegetable seeds. These techniques are already practiced at enormous scale in the food processing industry.

Solazyme has selected a [*] step extraction process relying [*] on [*] equipment and techniques, avoiding the need for a subsequent [*]. Originally, Solazyme had contemplated a [*] process, but decided to eliminate the [*], since it now appears to be possible to achieve recovery efficiencies from [*] algal biomass comparable to what is routinely achieved with common vegetable seeds using [*] means. Eliminating [*] reduces cost and avoids [*] impacts and permitting requirements associated with [*]. Solazyme will continue to optimize this approach, both to further enhance efficiency and to adapt to small changes introduced by subsequent optimizations to prior bioproduction steps in the process.

Purification comprises routine [*] and [*]. [*] is a straightforward washing step (standard in the vegetable oil production process) that removes [*], which would otherwise cause problems in downstream fuel refining. The recovered [*] are a valuable byproduct. [*] is a secondary process that removes [*]. It is also straightforward. [*] and [*] do not require any further development work in the proposed project, but will continue to be optimized.

The extraction and purification steps both produce economically valuable byproducts, which in commercial production lower the net effective cost of the fuel (as is also the case in standard petroleum refining operations). After the oil is extracted from the cells, a mash of protein and carbohydrates remains behind. This mash constitutes a [*]. It will be at least as valuable as the [*] that is a [*] of [*], and will probably command a premium because it contains many more [*] and [*]. Similarly, the purification step yields a variety of [*]. The project focuses exclusively on biofuels and will not make use of these byproducts. Solazyme will not [*] these byproducts, and this approach will also obviate the disposal costs that would otherwise be incurred in the project.

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Solazyme will ship the [*] algal biomass it produces to [*] where Solazyme has installed its own extraction machinery. Solazyme has optimized its equipment, which was designed originally for vegetable oil seeds such as [*], but Solazyme has adapted it specifically to enhance recovery efficiency when applied to algae. [*] which specializes in efficient [*] extraction, has been extracting and purifying algal oil for Solazyme as a current subcontractor and will continue to perform these subtasks in Phase I Base Project and Phase II Option Project under Solazyme’s supervision.

4.2.3	Task Three: Refining of Algal Oil into Renewable F-76 Naval Distillate and Other Fuels Oil

UOP LLC will refine the purified algal oil into renewable F-76 fuel compliant with the HR76 specification set forth in paragraph 7.0 below in a facility [*].

Refining the purified algal oil into renewable F-76 fuel, renewable jet fuel, or any other renewable fuel that replicates a standard fuel product derived from petroleum requires a hydrotreating process with a specific set of refining conditions and catalysts. The hydrotreating process is essentially identical to several similar approaches that have independently been developed for converting seed oils into renewable fuels. Minor adjustments are necessary to accommodate subtle differences in the oils. Approximately [*] of purified algal oil are required to produce [*] of Hydrotreated Renewable Marine Diesel.

4.2.4	Task Four: Provide samples for testing

It is expected that Solazyme’s efforts will enable it to provide the government with [*] gallon increments of HR76 for testing purposes; samples will be delivered in accordance with the schedule in Section 4.4.1. Solazyme will coordinate with the DLA Energy for inspection and delivery of fuel to Naval Air Station, Patuxent River.

4.3	Deliverables and Schedule

4.3.1	It is expected that Solazyme’s research and development efforts under this contract will enable it to deliver [*] gallons ([*] gallons increments) of HR76 as follows:

1.	[*] of renewable F-76 fuel to the Navy no later than [*] of the project.

2.	[*] of renewable F-76 fuel to the Navy no later than [*] of the project.

3.	[*] of renewable F-76 fuel to the Navy no later than [*] of the project.

4.3.2	Contractor’s Progress, Status, and Management Report

Solazyme shall prepare and submit monthly financial reports.

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential and Proprietary to Solazyme, Inc.

Handle in Accordance with 41 U.S.C. § 423

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4.3.3	Scientific and Technical Report

Solazyme shall prepare and submit quarterly technical progress statements; Solazyme shall prepare and submit a detailed Final Report at the end of Phase I Base Project.

4.4	Key Personnel Resumes

Adrian Galvez, Solazyme’s Senior VP of Manufacturing, will serve as Principal Investigator. Mr. Galvez has over thirty years of technical, operations and leadership experience in the biofuels industry spanning R&D, design, construction, startup and operation of multiple commercial-scale facilities. He began his career at Archer Daniels Midland as a Plant Superintendent, responsible for starting up and operating a novel plant producing alcohol for gasoline octane enhancement at a time when biofuels were a new product for ADM. Subsequently at Combustion Engineering (acquired by ABB) he was Technical Services Manager, responsible for project direction during design and construction of novel approaches for processing biomass into ethanol and later of two binary chemical facilities. At Grain Processing Corp, he served as Alcohol Division Manager, where he built and successfully ran a 60+MGPY ethanol plant and received more than 30 customer quality awards. At Delta-T Corp. Mr. Galvez was the Director of Engineering and later Vice President of Technology and Technical Services, in charge of new technology initiatives for the ethanol and chemical industries. He then joined Altra Biofuels as Senior Vice President of Technology and Technical Services as the corn ethanol market was expanding rapidly. In this role, Mr. Galvez supported the company’s rapid replication of ethanol plants across the country by developing significant yield enhancements and also founded the company’s R&D program for cellulosic ethanol. The CEO and Mr. Galvez then spun out the cellulosic ethanol effort to form EdeniQ, which they then joined and proceeded to raise $30M from top-tier venture capital funds. EdeniQ is now widely touted as a technology leader in cellulosic ethanol.

Robert Florence, Solazyme’s Senior Director of Program Management, will serve as Project Director. He has 28 years of experience leading a range of operations at GE and Apple including advanced R&D, sales, marketing, international engineering, manufacturing and commercial operations. In multiple roles at various divisions of GE spanning 22 years he created new product lines and led their market introduction, managed global commercialization of over 300 new products, and drove increased sales totaling hundreds of millions of dollars across multiple businesses. As Business Programs Manager at GE Global Research he led a team of 20 program managers focused on developing new product lines for the Advanced Materials Business and successfully delivered on three major program launches and two technology platform transfers. Revenues from these efforts exceeded $300 million within two years. Most recently as Senior Manager of Supply Base Operations at Apple, Mr. Florence recruited and built a world-class engineering team, developed and scaled novel and technically demanding mechanical enclosure technologies for Apple’s Mac Division, and led the development of new manufacturing facilities and assembly processes for all Mac enclosures.

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David Brinkmann, Solazyme’s Vice President of Manufacturing, will supervise production operations. Mr. Brinkmann has over 30 years of technical, operations, and leadership experience in the bioproduction industry, most recently at CP Kelco, where he was the manager for ten years responsible for all operational aspects of a large biotechnology pilot plant that provided process R&D and manufacturing support programs such as productivity improvement, cost reduction, and new product development. In his last four years at CP Kelco he was also the Director of Biospecialties Operations, in charge of business development, strategic planning, evaluation, and negotiation of biospecialties deals. He managed projects (omega-3 fatty acids, biodegradable plastics, enzymes, pharmaceutical intermediates, vitamins, anti-viral proteins, carotenoids, flavors & fragrances, biopesticides) involving organisms (bacteria, yeast, algae, fungi) spanning a wide range. In previous positions at A.E. Staley Manufacturing Co, Weyerhaeuser, Stauffer Chemical Co, and Diamond Shamrock Corp over 22 years he developed and managed the scale-up from laboratory to industrial scale of a wide variety of novel bioproduction processes.

Stephen Decker, Solazyme’s Senior Manager of Process Development and Manufacturing, will lead the process development and optimization component of the project. Mr. Decker has 14 years of industrial experience in bioproduction process development and characterization, including senior manager and scientist positions at Vaxgen, Amgen, and Merck Research Laboratories. He has led multidisciplinary process development and manufacturing groups involved in development and technology transfer of four manufacturing scale, GMP bioproduction processes. His expertise includes process analytical characterization and validation, process scale up, technical oversight of upstream and downstream operations, Failure Modes and Effects Analysis (FMEA), manufacturing facility due diligence, culture media optimization, and novel biomanufacturing technologies such as on-line sampling.

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5.0	Phase II Option Project

5.1	Scope

Under Phase II Option Project, Solazyme will continue to engage in research and development of production scale-up and further consolidate and integrate production operations in an effort to deliver 75,000 gallons of HR76 derived from algae. In Phase II Option Project, Solazyme will also advance key technical production performance parameters (such as [*] and [*]) significantly beyond the levels achieved in Phase I Base Project.

Phase II Option Project delivery dates are based on Solazyme receiving a notice from the Government to start this demonstration no later than [*] months after Phase I Base Project begins, enabling Solazyme to ensure continuous operations across both projects. The Government may exercise the option for Phase II Option Project after this date, but in such case Solazyme may need to adjust the schedule of the Phase II Option Project deliverables, as it might not be possible to ensure continuous operations upon issuance of such notice, if it is delayed. Solazyme will apprise the Government of opportunities that may arise to make certain deliveries earlier than specified and will endeavor to make such early deliveries if the Government desires to accept them early.

The scope of Phase II Option Project encompasses research and development efforts aimed at optimizing, scaling up, demonstrating and validating processes to: (i) grow algae without direct photosynthesis via industrial bioproduction, (ii) extract and purify oil from the algae, and (iii) refine the algal oil to create renewable biofuels that meet military specifications and requirements, and also encompasses utilizing these processes to (iv) produce substantial quantities of renewable F-76 Naval Distillate fuel sufficient for the US Navy to complete certification tests.

5.2	Contractor Requirements

5.2.1	Task One: Bioproduction and [*] of Algal Biomass

Solazyme, Inc. will engage in research and development to improve its proprietary bioproduction, extraction and purification processes for producing oil from heterotrophic (indirectly photosynthetic) algae at [*] and larger. Solazyme shall engage in research and development to grow and [*] a quantity of algal biomass sufficient to yield the refined fuel product deliverables utilizing facilities at [*].

The process of growing heterotrophic algae involves several components:

Optimized algal strain: Solazyme has already identified multiple species and strains of algae that grow quickly and produce exceptionally large amounts of oil relative to [*] weight. Solazyme has further enhanced these strains through laboratory optimization processes.

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential and Proprietary to Solazyme, Inc.

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Growth media: The media consists primarily of [*] with the addition of [*] and the [*].

Bioproduction vessels: These constitute the physical infrastructure in which the cells grow. The algae are [*] in a series of successively [*] before being [*] into the [*]. When the cells have [*] according to the current process, the [*] is [*] and the [*].

[*] equipment: The cells are [*] prior to extraction in commercial scale [*].

Selecting the algal strain and optimizing the growth media represent the technically most challenging steps. Solazyme has already successfully completed these steps, mitigating the primary sources of technical risk. Solazyme has also scaled the process from [*] in the laboratory up to [*] and has conducted [*] consecutive successful production runs at this scale. Further process engineering, however, is required to optimize productivity, demonstrate reliability, ensure uniform operation, and prepare for final scale up to [*]. (Commercial algal biofuel facilities will employ anywhere from [*] of these larger [*] operating independently in parallel. From a technical performance perspective, operations in the proposed project at [*] scale are therefore just [*] order of magnitude below full commercial scale. Solazyme has already demonstrated rapid and consistent scale-up across [*] orders of magnitude ([*]) from [*] in the laboratory to [*] at [*] scale.)

Solazyme will gather technical data (e.g. [*] and others) and assess the response of bioproductivity to adjustable manufacturing parameters in order to optimize, prepare and validate the process for transition to full commercial scale bioproduction vessels. The data will also enable Solazyme to finalize the engineering design of commercial plants.

Solazyme will exercise its best efforts to produce approximately [*] of [*] algal biomass utilizing [*] capacity bioproduction [*] for this purpose at [*].

5.2.2	Task Two: Extraction and Purification of Algal Oil

[*] will extract the algal oil from the [*] algal biomass by [*] and purify the extracted algal oil. Solazyme shall manage the logistics of integrating this process with the preceding biomass production process and the subsequent fuel refining process.

The oil contained within the [*] algal biomass can be extracted and purified through the same methods widely used to obtain oils from vegetable seeds. These techniques are already practiced at enormous scale in the food processing industry.

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Solazyme has selected a [*] step extraction process relying [*] on [*] equipment and techniques, avoiding the need for a subsequent [*]. Originally, Solazyme had contemplated a [*] process, but decided to eliminate the [*], since it now appears to be possible to achieve recovery efficiencies from [*] algal biomass comparable to what is routinely achieved with common vegetable seeds using [*] means. Eliminating [*] reduces cost and avoids [*] impacts and permitting requirements associated with [*]. Solazyme will continue to optimize this approach, both to further enhance efficiency and to adapt to small changes introduced by subsequent optimizations to prior bioproduction steps in the process.

Purification comprises routine [*] and [*]. [*] is a straightforward washing step (standard in the vegetable oil production process) that removes [*] which would otherwise cause problems in downstream fuel refining. The recovered [*] are a valuable byproduct. [*] is a secondary process that removes [*], and [*]. It is also straightforward. [*] and [*] do not require any further development work in the proposed project, but will continue to be optimized.

The extraction and purification steps both produce economically valuable byproducts, which in commercial production lower the net effective cost of the fuel (as is also the case in standard petroleum refining operations). After the oil is extracted from the cells, a mash of protein and carbohydrates remains behind. This mash constitutes a [*]. It will be at least as valuable as the [*] that is a byproduct of [*], and will probably command a premium because it contains many more [*] and [*]. Similarly, the purification step yields a variety of [*]. The project focuses exclusively on biofuels and will not make use of these byproducts. Solazyme will not [*] the byproducts, and this approach will also obviate the disposal costs that would otherwise be incurred in the project

Solazyme will ship the [*] algal biomass it produces to [*] where Solazyme has installed its own extraction machinery. Solazyme has optimized its equipment, which was designed originally for vegetable oil seeds such as [*], but Solazyme has adapted it specifically to enhance recovery efficiency when applied to algae. [*], which specializes in efficient [*] extraction, has been extracting and purifying algal oil for Solazyme as a current subcontractor and will continue to perform these subtasks in the project under Solazyme’s supervision.

5.2.3	Task Three: Refining of Algal Oil into Renewable F-76 Naval Distillate and Other Fuels Oil

UOP LLC will refine the purified algal oil into renewable F-76 fuel compliant with the HR76 specification set forth in paragraph 7.0 below in a facility [*].

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Refining the purified algal oil into renewable F-76 fuel, renewable jet fuel, or any other renewable fuel that replicates a standard fuel product derived from petroleum requires a hydrotreating process with a specific set of refining conditions and catalysts. The hydrotreating process is essentially identical to several similar approaches that have independently been developed for converting seed oils into renewable fuels. Minor adjustments are necessary to accommodate subtle differences in the oils. Approximately [*] of purified algal oil are required to produce [*] Hydrotreated Renewable Marine Diesel.

5.2.4	Task Four: Provide samples for testing

It is expected that Solazyme’s efforts will enable it to provide the government with [*] gallon increments of HR76 for testing purposes; samples will be delivered in accordance with the schedule in Section 5.4.1. Solazyme will coordinate with the DLA Energy for inspection and delivery of fuel to Naval Air Station, Patuxent River.

5.3	Deliverables and Schedule

5.3.1	It is expected that Solazyme’s research and development efforts under this contract will enable it to deliver [*] gallons ([*] gallons increments) of HR76 as follows:

1.	[*] of renewable F-76 fuel to the Navy no later than [*] of the project (measured from the beginning of Phase I Base Project).

2.	[*] of renewable F-76 fuel to the Navy no later than [*] of the project (measured from the beginning of Phase I Base Project).

3.	[*] of renewable F-76 fuel to the Navy no later than [*] of the project (measured from the beginning of Phase I Base Project).

Solazyme will exercise its best efforts to achieve these proposed delivery dates, and this schedule assumes that the Government’s notice for Phase II Option Project is issued within [*] months after the beginning of Phase I Base Project.

5.3.2	Contractor’s Progress, Status, and Management Report

Solazyme shall prepare and submit monthly reports.

5.3.3	Scientific and Technical Report

Solazyme shall prepare and submit quarterly technical progress statements; Solazyme shall prepare and submit a detailed Final Report at the end of Phase II Option Project.

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5.4	Key Personnel Resumes

Adrian Galvez, Solazyme’s Senior VP of Manufacturing, will serve as Principal Investigator. Mr. Galvez has over thirty years of technical, operations and leadership experience in the biofuels industry spanning R&D, design, construction, startup and operation of multiple commercial-scale facilities. He began his career at Archer Daniels Midland as a Plant Superintendent, responsible for starting up and operating a novel plant producing alcohol for gasoline octane enhancement at a time when biofuels were a new product for ADM. Subsequently at Combustion Engineering (acquired by ABB) he was Technical Services Manager, responsible for project direction during design and construction of novel approaches for processing biomass into ethanol and later of two binary chemical facilities. At Grain Processing Corp, he served as Alcohol Division Manager, where he built and successfully ran a 60+MGPY ethanol plant and received more than 30 customer quality awards. At Delta-T Corp. Mr. Galvez was the Director of Engineering and later Vice President of Technology and Technical Services, in charge of new technology initiatives for the ethanol and chemical industries. He then joined Altra Biofuels as Senior Vice President of Technology and Technical Services as the corn ethanol market was expanding rapidly. In this role, Mr. Galvez supported the company’s rapid replication of ethanol plants across the country by developing significant yield enhancements and also founded the company’s R&D program for cellulosic ethanol. The CEO and Mr. Galvez then spun out the cellulosic ethanol effort to form EdeniQ, which they then joined and proceeded to raise $30M from top-tier venture capital funds. EdeniQ is now widely touted as a technology leader in cellulosic ethanol.

Robert Florence, Solazyme’s Senior Director of Program Management, will serve as Project Director. He has 28 years of experience leading a range of operations at GE and Apple including advanced R&D, sales, marketing, international engineering, manufacturing and commercial operations. In multiple roles at various divisions of GE spanning 22 years he created new product lines and led their market introduction, managed global commercialization of over 300 new products, and drove increased sales totaling hundreds of millions of dollars across multiple businesses. As Business Programs Manager at GE Global Research he led a team of 20 program managers focused on developing new product lines for the Advanced Materials Business and successfully delivered on three major program launches and two technology platform transfers. Revenues from these efforts exceeded $300 million within two years. Most recently as Senior Manager of Supply Base Operations at Apple, Mr. Florence recruited and built a world-class engineering team, developed and scaled novel and technically demanding mechanical enclosure technologies for Apple’s Mac Division, and led the development of new manufacturing facilities and assembly processes for all Mac enclosures.

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David Brinkmann, Solazyme’s Vice President of Manufacturing, will supervise production operations. Mr. Brinkmann has over 30 years of technical, operations, and leadership experience in the bioproduction industry, most recently at CP Kelco, where he was the manager for ten years responsible for all operational aspects of a large biotechnology pilot plant that provided process R&D and manufacturing support programs such as productivity improvement, cost reduction, and new product development. In his last four years at CP Kelco he was also the Director of Biospecialties Operations, in charge of business development, strategic planning, evaluation, and negotiation of biospecialties deals. He managed projects (omega-3 fatty acids, biodegradable plastics, enzymes, pharmaceutical intermediates, vitamins, anti-viral proteins, carotenoids, flavors & fragrances, biopesticides) involving organisms (bacteria, yeast, algae, fungi) spanning a wide range. In previous positions at A.E. Staley Manufacturing Co, Weyerhaeuser, Stauffer Chemical Co, and Diamond Shamrock Corp over 22 years he developed and managed the scale-up from laboratory to industrial scale of a wide variety of novel bioproduction processes.

Stephen Decker, Solazyme’s Senior Manager of Process Development and Manufacturing, will lead the process development and optimization component of the project. Mr. Decker has 14 years of industrial experience in bioproduction process development and characterization, including senior manager and scientist positions at Vaxgen, Amgen, and Merck Research Laboratories. He has led multidisciplinary process development and manufacturing groups involved in development and technology transfer of four manufacturing scale, GMP bioproduction processes. His expertise includes process analytical characterization and validation, process scale up, technical oversight of upstream and downstream operations, Failure Modes and Effects Analysis (FMEA), manufacturing facility due diligence, culture media optimization, and novel biomanufacturing technologies such as on-line sampling.

6.0	Constructive Approach

Applicable to Phase I Base Project and Phase II Option Project

6.1	Overview

Utilizing [*] equipment at an industrial bioprocessing facility [*] Solazyme will upgrade production of algal biomass from large [*] scale to [*] scale, representing an approximately [*] enhancement. The [*] algal biomass will be sent to an [*] processing company, [*], where Solazyme will extract and purify the oil using the same proven methods currently employed by Solazyme to produce renewable F-76, now in progress. As in Solazyme’s current operations, the purified algal oil will be sent to UOP for conversion to renewable F-76 fuel compliant with the HR76 specification. In the execution of its current subcontracts, Solazyme has demonstrated the management expertise necessary to coordinate the logistics of operating across three geographically separated sites.

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6.2	Research and Development Efforts:

6.2.1	Transfer high production efficiency from large [*] to [*] scale

Solazyme will continue to transfer process improvements realized at laboratory scale into the production vessels at the [*] site. Progress will be tracked with quantified metrics as discussed in the next section.

6.2.2	Validate process reliability at demonstration scale:

Solazyme will demonstrate process repeatability and robustness.

6.2.3	Adjust refining parameters in response to Service requirements for certification programs

The refining parameters were modified in response to requests from the Navy in order to comply with a new HR76 specification, which specifies stricter requirements than the conventional F-76 specification. Solazyme will respond to additional revisions within the capabilities of the refining process.

6.2.4	Optimize process parameters to further reduce cost at [*] and commercial scales

Solazyme will continue to optimize growth parameters at [*] scale to [*] and [*]. The [*] measures [*] the [*] measures [*] and how [*].

6.2.5	Prepare to consolidate algal oil production in a single facility

Solazyme is in the process of specifying the equipment and preparing engineering drawings necessary to consolidate algal biomass growth, oil extraction and purification operations at [*] scale into a single facility (at [*]), with support from DOE under the Integrated Biorefinery Program. Consolidated operations will begin in early [*]. Phase I Base Project for [*] and Phase II Option Project for [*] Solazyme will gather important data that will accelerate and substantially reduce the risk of this upcoming process consolidation step.

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Metric	Baseline	Phase 1 Goals	Phase 2 Goals	Units
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]

Table 1. Project metrics. (Baseline refers to current performance at [*] vessel scale. Solazyme has already demonstrated significantly better results than the Phase 2 project goals at laboratory scale, which always leads [*] and [*] results.)

[*]

Figure 1. Solazyme’s recent and projected progress improving the oil productivity of the algal bioproduction process at laboratory scale (squares) and [*] to [*] scale (circles). Laboratory results lead larger scale operations and clearly demonstrate the feasibility of achieving the projected process improvements.

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7.0 Detailed Batch Requirements of Hydrotreated Renewable Marine Diesel (HR 76)

Materials. Hydrotreated Renewable F-76 (HR76) fuel supplied under this procurement shall consist predominately of n-paraffins, iso-paraffins and cylcoparaffins and shall be produced solely from triglycerides and free fatty acids derived from algal oils.

[*]

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Detailed Process Requirements of Hydrotreated Renewable Diesel (HRD)

[*]

2. All detected metals below the detection limits shall be considered as 0ppb. Only the metals higher than the detection limits count as legitimate values for calculation.

END OF SECTION C

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SECTION D: PACKAGING AND MARKING

The contactor shall provide packaging for products and deliverables, which shall afford adequate protection against corrosion, deterioration and physical damage during shipment. The contractor shall package for shipment all demonstration devices and parts in accordance with best commercial practices.

END OF SECTION D

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SECTION E: INSPECTION AND ACCEPTANCE

E.1	FAR 52.246-9 Inspection of Research and Development (Short Form)(APR 1984)

The Government has the right to inspect and evaluate the work performed or being performed under the contract, and the premises where the work is being performed, at all reasonable times and in a manner that will not unduly delay the work. If the Government performs inspection or evaluation on the premises of the Contractor or a subcontractor, the Contractor shall furnish and shall require subcontractors to furnish all reasonable facilities and assistance for the safe and convenient performance of these duties.

(End of Clause)

E.2	Contracting Officer’s Technical Representative (COTR)

The Government’s COTR is designated as the final inspection and acceptance official of all deliverable items required under this contract. See Section H for designation of COTR. DLA Contracting Services Office reserves the right to change the COTR or appoint an alternate COTR(s) as needed for technical administration as the contract dictates. Such changes or new appointments will be made by modification to the contract. In addition, the Government will provide the contractor a copy of the letter(s) of COTR appointment detailing the responsibilities of COTR’s authority assigned by the Procuring Contracting Officer (PCO).

E.3	Inspection and Acceptance (Bulk/SPR) (DESC MAR 1996)

On f.o.b. origin deliveries, acceptance of the supplies furnished hereunder will take place at origin, notwithstanding that inspection by the Government may take place elsewhere prior to acceptance. On f.o.b. destination deliveries, acceptance of the supplies furnished hereunder will take place at destination, notwithstanding that inspection by the Government may take place elsewhere prior to acceptance. Acceptance occurs when the authorized Government Representative signs the Material Inspection and Receiving Report (DD Form 250 series). The office responsible for inspection, on behalf of the Government, shall be as follows:

ITEM(S)	SOURCE OF PRODUCT AND/OR SHIPPING POINT	INSPECTOR(S)

[*]	[*]	DESC-AME
[*]	[*]	DESC-AME
[*]	[*]	DESC-AME
[*]	[*]	DESC-AME
[*]	[*]	DESC-AME
[*]	[*]	DESC-AME

(End of Clause)

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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E.4	List of Inspection Offices for DESC Contracts (DESC JAN 2009)

The following lists shall be used to identify the Government inspection office assigned inspection responsibility for DESC contracts in a particular geographic area. These contracts include, but are not limited to, those for bulk petroleum products and additives, into-plane refueling, petroleum storage and laboratory services, coal, aerospace energy (including compressed gases), and posts, camps, and stations. The area of inspection responsibility and corresponding office code are assigned in paragraphs (a) and (b). The address and phone number of each inspection office by office code is provided in paragraph (c). Unless a particular inspection office is identified in another part of the contract, the assignments in this clause shall apply.

(a) AREAS OF RESPONSIBILITY AND OFFICE CODES WITHIN THE CONTINENTAL UNITED STATES (CONUS):

Alabama	110	Maine	110	Oklahoma	110
Arizona	120	Maryland	110	Oregon	120
Arkansas	110	Massachusetts	110	Pennsylvania	110
California	120	Michigan	110	Rhode Island	110
Colorado	120	Minnesota	110	South Carolina	110
Connecticut	110	Mississippi	110	South Dakota	110
Delaware	110	Missouri	110	Tennessee	110
District of Columbia	110	Montana	120	Texas	110
Florida	110	Nebraska	110	Utah	120
Georgia	110	Nevada	120	Vermont	110
Idaho	120	New Hampshire	110	Virginia	110
Illinois	110	New Jersey	110	Washington	120
Indiana	110	New Mexico	120	West Virginia	110
Iowa	110	New York	110	Wisconsin	110
Kansas	110	North Carolina	110	Wyoming	120
Kentucky	110	North Dakota	110
Louisiana	110	Ohio	110

EXCEPTIONS:

(1)	The El Paso, Texas, area is assigned to Code 120 (DESC Americas – West).
(2)	The Newcastle, Wyoming, area is assigned to Code 110 (DESC Americas – East).

(b) AREAS OF RESPONSIBILITY AND OFFICE CODES OUTSIDE THE CONTINENTAL UNITED STATES (OCONUS) (INCLUDING ALASKA AND HAWAII):

Afghanistan	400		Cyprus	200		Malaysia	300	Singapore	300
Africa	200	[1]	Egypt	400	[1]	Maldives	300	South America	110
Alaska	300		Europe (Continental)	200		Malta	200	South Korea	300
Antarctica	300		Georgia	200		Mauritius	200	Sri Lanka	300
Armenia	200		Greenland	200		Mexico	110	Syria	400
Ascension Island	110		Hawaiian Islands	300		Midway Island	300	Taiwan	300
Australia	300		Hong Kong	300		Mongolia	300	Tajikistan	400
Azerbaijan	200		Iceland	200		Myanmar	300	Thailand	300
Azores	200		India	300		Nepal	300	Turkey	200
Bahrain	400		Indonesia	300		New Zealand	300	Turkmenistan	400
Bangladesh	300		Ireland	200		North Korea	300	United Arab
Bermuda	110		Iran	400		Oman	400	Emirates	400
Bhutan	300		Iraq	400		Pacific Islands		United Kingdom	200
Brunei	300		Israel	200		(Central & South)	300	Uzbekistan	400
Cambodia	300		Japan	300		Pakistan	400	Vietnam	300
Canada	110/120	[2]	Jordan	400		Papua New Guinea	300	Wake Island	300
Canary Island	200		Kazakhstan	400		Philippines	300	Yemen	400

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Caribbean Islands	110	Kuwait	400	Qatar	400
Central America	110	Kyrgyzstan	400	Russia	200
Chagos Archipelago	300	Laos	300	Ryukus Islands, Japan	300
China	300	Lebanon	400	Saudi Arabia	400
Comoros	200	Madagascar	200	Seychelles Is.	420

[1]	Except for Egypt, which is assigned to DESC Middle East (Code 400), all other countries in Africa fall under DESC Europe (Code 200).
[2]

The provinces of Manitoba, Ontario, Quebec, Newfoundland and Labrador, New Brunswick, Nova Scotia, and Prince Edward Island are assigned to DESC Americas East (Code 110). The rest of Canada falls under DESC Americas West (Code 120).

(c) INSPECTION OFFICES AND CODES.

110.	DESC Americas East [3]	120.	DESC Americas West [3]
	ATTN: Quality Manager		ATTN: Quality Manager
	Federal Building, Room 1005		3171 N Gaffey Street
	2320 LaBranch Street		San Pedro, CA 90731-1099
	Houston, TX 77004-1091		Phone: (310) 241-2806/2807
	Phone: (713) 718-3883, ext. 162/161/160		FAX: (310) 241-2836
FAX: (713) 718-3891

200.	DESC Europe [3]	300.	DESC Pacific [3]
	Mailing Address:		ATTN: Quality Manager
	DESC Petroleum Lab		1025 Quincy Avenue, Building 479, Suite 2000
	ATTN: Quality Manager		Pearl Harbor, HI 96860-4512
	CMR 422		Phone: (808) 473-4307/4287
	APO AE 09067-0422		FAX: (808) 473-4232
[Location: Kaiserslautern, Germany]
	Phone: 49-631-3406-2285/2286 [4]	400.	DESC Middle East [3]
	FAX: 49-631-3406-2289 [4]		ATTN: Quality Manager
PSC 451, Box DESC-ME
	Shipping Address:		FPO AP 09834-2800
	DESC Petroleum Lab		[Location: Juffair, Bahrain]
	ATTN: Quality Manager		Phone: 973-17-85-4658/4665 [4]
	Rhine Ordinance Barracks, Bldg 320		FAX: 973-17-85-4670 [4]
Am Opelkreisel
67663 Kaiserslautern, Germany

[3]	Designated location of the DESC Regional Quality Manager/Pre-Award Survey Monitor.
[4]

Dial 011 before these numbers when calling from the U.S. When calling these numbers from outside the U.S., use the appropriate international long distance prefix for the country where the call originates.

(End of Clause)

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E.5	DFARS 252.246-7000 Material Inspection and Receiving Report (MAR 2008)

(a)	At the time of each delivery of supplies or services under this contract, the Contractor shall prepare and furnish to the Government a material inspection and receiving report in the manner and to the extent required by Appendix F, Material Inspection and Receiving Report, of the Defense FAR Supplement.

(b)	Contractor submission of the material inspection and receiving information required by Appendix F of the Defense FAR Supplement by using the Wide Area WorkFlow (WAWF) electronic form (see paragraph (b) of the clause at 252.232-7003) fulfills the requirement for a material inspection and receiving report (DD Form 250). Two copies of the receiving report (paper copies of either the DD Form 250 or the WAWF report) shall be distributed with the shipment, in accordance with Appendix F, Part 4, F-401, Table 1, of the Defense FAR Supplement.

(End of clause)

E.6	Material Inspection and Receiving Report (DESC MAR 2000)

(a) One copy of the documents and reports listed below shall be mailed to—

ATTN DESC-BP (LR) ROOM 2954

DEFENSE ENERGY SUPPORT CENTER

8725 JOHN J KINGMAN ROAD SUITE 4950

FORT BELVOIR VA 22060-6222

(b) Laboratory reports shall be in the Standard Report Format given in Attachment              for the Standardized Format for Use in Preparation of Product Test Reports. Include, where applicable, information on any intermediate shipping or holding tanks with batch number designations used to define the product movement. Use the guidelines below to determine when to submit the laboratory reports.

(1) MARINE SHIPMENTS. Submit a completed DD Form 250-1, test reports, and vessel ullage reports for all products shipped. If more than one shipping tank was used for the lift, include a complete analysis of each shipment tank and clearly indicate the quantity of product drawn from each tank.

(2) PIPELINE SHIPMENTS. Submit a completed DD Form 250, copy of order (DD Form 1155), and complete laboratory results for total quantity of product shipped from each shipping tank used to fill the order. Insure test methods or test codes as defined in the Attachment are specified on the test report.

(3) TRUCK AND RAIL CAR SHIPMENTS. When loading from source tank has finished, submit one copy of the complete laboratory analysis for the source tank and attach all DD Forms 250 for product received from that source tank. Insure test methods or test codes as defined in the Attachment are specified on the test report.

(c) If only one shipment is made from a shipping tank, then the quantity of the Standard Report Format should represent the quantity shipped and not the tank capacity or the quantity in the tank at the time of sampling. If more than one shipment was made from the same shipping tank, the quantity can either be left blank or annotated with the quantity shipped during that individual shipment.

(d) In all cases, the DD Form 250 or DD Form 250-1 should contain information that will connect the shipment being documented with the product source tank used. This information includes batch number, tank approval date, and tank number. Insure that the “city” indicated on the Standard Test Report Form matches the city from which the shipment was made that is indicated in the “Shipped From” block on the DD Form 250 series document.

(End of clause)

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E.7	Contractor Inspection Responsibilities for Hydro-treated Renewable Naval Distillate (HR-F76) (DESC SEP 2009)

(a) QUALITY CONTROL PLAN.

(1) The Contractor is required (unless otherwise instructed by the Government) to provide and maintain an inspection system and a written description (Quality Control Plan (QCP)) acceptable to the Government. The QCP shall be established and reviewed for adequacy by the Quality Representative (QR) prior to commencement of production or services. The copy of the QCP provided to the QR shall be in English. An acceptable QCP is required prior to Government inspection and acceptance of supplies or services. The QCP shall be reviewed and updated when deemed necessary. It will be updated anytime that a change is made to the inspection system or as identified by quality problems. The Contractor must sign and date each revision to the QCP and require subcontractors to sign and date each revision to the subcontractor’s QCP.

(2) The Contractor shall require subcontractors (unless otherwise instructed by the Government) to provide and maintain inspection systems and QCPs that are acceptable to the Government.

(3) The QCP shall include an identification of key operational positions, a schematic diagram of plant facilities pertinent to the inspection system indicating all inspection points, and a description covering the following operations relating to the supplies to be furnished under the contract;

(i) RECEIVING. Procedures used to assure quality of blend component base stocks and/or additives blended into product supplied under this contract;

(ii) BLENDING AND COMPOUNDING. Identification of component base stocks used to produce finished product. Procedures to be used for blending base stocks and the adding, prior to batching, of all required additives at all locations. The QCP will provide procedures for proportionately injecting additives throughout the entire loading process to ensure the additive is homogeneously blended into the Hydro-Treated Renewable Naval Distillate (HR-F76) and procedures for maintaining recordings evidencing the homogeneous blending of all line injected additives. Prior to shipment, procedures for a laboratory hand blend of HR-F76 with all additives required by the contract shall be tested to verify compliance with the required specification;

(iii) SAMPLING. Procedures for sampling additive’s, blend tanks, shipping tanks, lines, and conveyances/containers in accordance with API Manual of Petroleum Measurement Standards (MPMS), Chapter 8, Section 1, (ASTM D 4057) Sampling of Petroleum and Petroleum Products. Specific sampling requirements are contained in Table I and will be incorporated in the QCP;

(iv) TESTING. Specific testing requirements are contained in Table I and will be incorporated in the QCP;

(v) CALIBRATION. Program for testing and measuring equipment in accordance with ISO 10012-1, “Quality Assurance Requirements for Measuring Equipment, Part 1, or equivalent local regulation as appropriate; and, a program for meters used to determine quantity complying with the American Petroleum Institute Manual of Petroleum Measurement Standards, Chapters 4, 5, and 6, or equivalent foreign standard. For items not covered by ASTM, API or IP publications, the applicable manufacturer’s recommended calibration method, or methods outlined in the applicable industry publication, shall be used if acceptable to the Government;

(vi) STORAGE AND HANDLING. Procedures for the quality determination and maintenance of physical equipment that is necessary to ensure product integrity. Refinery tankage must be dedicated to HR-F76. Piping from HR-F76 process to storage tank must be dedicated to HR-F76 or have the ability to be flushed so that there is minimal product carryover. Piping, manifold, and pump from storage tank to container loading point must be dedicated to HRJ or have the ability to be flushed so that there is minimal product carryover. Includes a description of storage and handling equipment including tanks, lines, valves, and manifolds used; identification of dedicated system including description, and controls to assure capability for proper gauging, sampling, draining of water, filtration, circulation, drying; and identification of any other process/system used in maintaining product integrity during storage and handling;

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(vii) LOADING AND SHIPPING, GENERAL. Procedures for product movement and related quality/quantity checks from shipping tank(s) to custody transfer point in order to maintain product integrity. Provide description of transfer system from shipping tank to transfer point in order to maintain product integrity. System must be dedicated, incorporating blind flanges, spectacle plates, or double valves between them to insure physical isolation from other systems;

(viii) LOADING AND SHIPPING – INTERMODAL CONTAINERS/TANK TRUCK AND 5 GALLON/55 GALLON CONTAINERS. Inspect conveyances prior to loading to determine quality/quantity suitability to load as follows: Intermodal container must be stainless steel or aluminum intermodal container or transport truck. Transport vessel must have been steam cleaned and dry such that no residue of the previous cargo is left on the interior of the container including piping, manifold and pump. The 5 gallon and 55 gallon containers will meet UN1A1 requirements, epoxy coated and rinsed with the product to be filled.

Provide for investigating discrepancies in either recorded quality or quantity. When required by the contract, seal conveyance and record seal numbers on the DD Form 250. Strainers and filters shall be located as near the loading or filling point as practicable and shall be used as outlined below for all deliveries except deliveries into tanker, barge, or pipeline;

(A) The Contractor shall furnish and periodically inspect strainers and filters pursuant to this paragraph to determine condition and perform maintenance as necessary, keeping a written record thereof;

(ix) RECORDS AND REPORTS. To include at a minimum, test reports on product and additives, additive blending and/or injection records, calibration documents, and the DD Forms 250. These records and reports will include by whom, where, and how prepared, and retention information; and

(x) CORRECTIVE ACTION. Actions to be followed to effect correction of any deficiency affecting product quality or quantity determination, such as handling of off-specification product (waivers, conveyance rejections, etc.). The corrective action procedures shall include notification of the QR.

(4) The QCP shall identify one individual to serve as a point of contact for quality/quantity matters relating to the inspection system described in the plan.

(5) The Contractor is responsible for all inspection systems, QCPs, and product quality and quantity.

(6) The Government QR will be available to review and discuss the Contractor’s proposed QCP; however, the Contractor shall remain responsible for developing and describing acceptable quality control procedures.

(b) The Contractor shall perform all inspection and acceptance tests required by the specifications of the supplies to be furnished under this contract or shall have such tests performed in a laboratory acceptable to the Government.

(c) Intermodal containers/tank trucks shall be inspected by the Contractor prior to loading to determine suitability for loading. If the Contractor and the QR disagree as to the suitability for loading of Government furnished conveyance for supplies to be accepted at origin, the determination of the QR shall govern. If the SHIPMENT AND ROUTING clause is included in the contract, Government-furnished transportation equipment that is unsatisfactory for loading shall be reported by the Contractor in accordance with the provisions contained in that clause. Procedures to determine suitability to load intermodal containers/tank trucks shall include but not be limited to visual inspection of interior compartments to assure cleanliness and dryness. Manifolds must be drained and be clean and dry for intended product.

(d) When requested by the U.S. Government, the Contractor shall furnish no more than five 1-gallon samples of liquid product from any individual batch or lot of the supplies to be furnished under this contract. Such samples shall be furnished without charge to the Government and shall be packed, marked, and shipped by the Contractor, at its expense.

(e) The Contractor shall keep all quality and quantity records, including DD Form 250-series documents, complete and available to the Government during the performance of this contract and for three years after final payment under this contract.

(f) The Contractor shall also notify the QR of any changes in source in sufficient time to permit inspection by the Government.

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(g) The inspection system and related operations provided or performed pursuant to this clause shall be subject to surveillance by the QR.

E.8	Standardized Format for Use in the Preparation of Product Test Reports

GENERAL INSTRUCTIONS

February 2007

These instructions are designed for use as a guide in preparing/formatting test reports in a consistent manner. Computer generated or typed test reports are acceptable. A Standardized Test report format is provided at Figure I and includes all tests approved for all refined products. The Test Codes used in this standard report format will be incorporated into future Electronic Data Interchange (EDI) transmissions of test result data.

The ASTM Aviation Turbine Fuel Report Form found in ASTM Method D-1655 was used as a template for the expanded “generic” standard test report form for other refined products. The codes containing an alpha character indicate alternative methods used to measure a property or characteristic. A numeric change of “1” unit indicates one or more measurements, ratings or test conditions which can be reported for a particular method. All measurements are in metric units, except for the API gravity reported at 60oF.

The use of this code provides flexibility in adding or deleting test methods while not affecting the existing methods and thus eliminates the need for additional programming. For example, an ASTM method may have an equivalent ISO or other method. If the ASTM test method number is used as a reference, the ISO equivalent may be lost unless new programming is established to make it a choice. With the code, the equivalency will continue without any additional programming. Another example is adding a new test method for Freezing Point. There are currently 3 methods (300A-C) for measuring the characteristic of freezing point. The new method would be assigned the code “300D” and would be available immediately as an alternative method for determination of freezing point while retaining the old methods without having to renumber the whole list and change associated database programming.

Each test report should be tailored to include only those rows of information that are applicable to the specific product being tested and the methods used to evaluate each property. Select only those methods authorized by the product specification unless otherwise stated in the contract. The code used should be limited to the actual test method used for a particular analysis. If an analysis is performed which is not cited by the specification, report the result, units and method used at the bottom of the report. If a test code does not appear for a specification or contract approved method, contact the Defense Energy Support Center (DESC) at commercial (703) 767-8360.

DETAILED INSTRUCTIONS FOR THE STANDARD TEST REPORT FORMAT (FIGURE 1)

Item 1: This date is the tank approval date, which is usually the date the testing is completed or the report date.

Item 2B: The City should match the “Shipped From” city on the DD 250-series document.

Item 6A: Record the basic slate of crudes from which this product is derived.

Item 6B: Annotate the refining processes used in the production of this product (e.g., Atmospheric Distillation; Hydrogenation, Hydrocracking, etc)

Item 8: Report the quantity in US Gallons shipped from the above batch in the above tank under DESC Contract. This entry need not be completed if the same batch will be used for subsequent shipments. In this case, assure that the tank number, batch number and report date are on the DD-250-series documents for shipments made from this tank

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Items 600-series: The JFTOT test, although done using one ASTM test method, can be performed at different temperatures. Also, results for separate JFTOT analysis performed at two different temperatures can be reported on the same report. If test results for only one temperature is being reported, use Item 600 A-C to report the temperature of the test and 601, 602 and 603 as appropriate to report the results. If a second temperature is being reported, use Item 604 to report the temperature of this second run and Items 605-607 to report the corresponding values for the second test.

Item 750: Use this item to report the result of the Water Separometer Index - Modified (WSIM) which is performed for product acceptance.

Item 751: This code for this item describes what additives were present in the fuel sample tested for WSIM and for which the result was reported in Item 750. Each code value represents a combination of the five additives possible in jet fuel. The codes and corresponding combinations are found in Table A below.

Item 750X: This item is used to report the special hand blend of all additives which are required by the fuel specification, regardless of whether or not the additives are required by contract. These additives include anti-oxidant, corrosion inhibitor, fuel system icing inhibitor, static dissipater additive and, if permitted by contract, metal deactivator. The result for this special test is a report only and is used as a base line in determining if the time and/or place of additive injection affects fuel quality. This reporting requirement is in addition to other reporting requirements for WSIM.

Items 801, 811, 821, 831, and 841: These codes indicate when an additive was injected during the procurement process. It is a one-character field and is “S” if the additive was blended into the shipping tank, “I” if the additive was line injected, or blank if the additive was not injected at the refinery or terminal location.

Table A

Code	Additives	Code	Additives	Code	Additives	Code	Additives	Code	Additives

01	Neat	07	AO/CI	13	CI/MDA	19	AO/CI/MDA	25	FSII/SDA/MDA
02	AO	08	AO/FSII	14	FSII/SDA	20	AO/FSII/MDA	26	AO/CI/FSII/SDA
03	CI	09	AO/SDA	15	FSII/MDA	21	AO/FSII/SDA	27	AO/FSII/SDA/MDA
04	FSII	10	AO/MDA	16	MDA/SDA	22	AO/SDA/MDA	28	CI/FSII/SDA/MDA
05	SDA	11	CI/FSII	17	AO/CI/FSII	23	CI/FSII/SDA	29	AO/CI/FSII/SDA/MDA
06	MDA	12	CI/SDA	18	AO/CI/SDA	24	CI/FSII/MDA

FIGURE I - STANDARD TEST REPORT FORMAT

1	REPORT DATE:	(MM/DD/YY)
2A	CONTRACTOR:
2B	REFINERY CITY:
2C	STATE/COUNTRY:
3A	CONTRACT NUMBER:	(SPO600-YY-D-NNNN)
3B	CONTRACT LINE ITEM NUMBER:
3C	DESC ORDER NUMBER
4A	TANK NUMBER:
4B	BATCH NUMBER (In Tank):
4C	SAMPLE NUMBER:
5	PRODUCT:
6A	CRUDE OIL SLATE:
6B	CRUDE PROCESSING TECHNIQUE:
7	SHIPPED TO:
8	QUANTITY FROM TANK SHIPPED TO DESC:	USG

APPEARANCE

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Code	Method	Test	Unit

010A	D-156	Saybolt Color	1-Color
010B	D-6045	Saybolt Color (Spectro)	1-Color
020	D-4176	Visual appearance	C&B

Code	Method	Test	Unit

021	D-4176	Haze Rating	Method
030A	D-1500	ASTM Color	0.5-Color
030B	D-6045	ASTM Color (Spectro)	0.5-Color

COMPOSITION

Code	Method	Test	Unit

100A	D-664	Total Acid Number – Potent	mg KOH/g
100B	D-974	Acid Number - Color Titrat	mg KOH/g
100C	D-3242	Acidity in Aviation Fuels	mg KOH/g
100D	D-3339	Acid Number, Semi-Micro	mg KOH/g
101	IP-182	Inorganic Acid Number	mg KOH/g
102	FTM-5101	Neutrality	Method
110A	D-1319	Aromatics	vol%
110B	D-4420	Aromatics by GC	vol%
115	D-1319	Olefins	vol%
120	D-1840	Naphthalene	vol%
125A	D-4420	Benzene	vol%
125B	D-3606	Benzene	vol%
130	D-3227	Mercaptan Sulfur	mass%
135	D-3231	Phosphorous	0.1 mg/L
140	D-4952	Doctor Test	Pos/Neg
150A	D-129	Sulfur by Oxygen Bomb	mass%
150B	D-1266	Sulfur by Lamp	mass%
150C	D-1552	Sulfur - Furnace	mass%

Code	Method	Test	Unit

150D	D-2622	Sulfur by X-Ray Spec	mass%
150E	D-3120	Trace Sulfur	ppm
150F	D-4294	Sulfur by X-Ray Flour	mass%
150G	D-5453	Sulfur by UV	ppm
160A	D-3343	Hydrogen Content	mass%
160B	D-3701	Hydrogen Content - NMR	mass%
160C	D-4808	Hydrogen Cont LoRes NMR	mass%
160D	D-5291	Hydrogen Cont - Instrument	mass%
160E	D-7171	Hydrogen Cont LoRes NMR	mass%
165	D-5184	Al plus Si (ISO 10478)	ppm
170A	D-3237	Lead in Gasoline by AA	g/L
170B	D-3341	Lead in Gasoline by IC1	g/L
170C	D-5059	Lead in Gasoline by X-Ray	g/L
180A	D-4815	Ethers and Alcohols by GC	mass%
180B	D-5845	Ethers and Alcohols by IR	mass%
190A	D-3605	Trace Metals - Calcium	mg/L
190B	D-7111	Trace Metals - Calcium	mg/L
191A	D-3605	Trace Metals - Lead	mg/L
191B	D-7111	Trace Metals - Lead	mg/L
192A	D-3605	Trace Metals - Na & K	mg/L
192B	D-7111	Trace Metals - Na & K	mg/L
193A	D-3605	Trace Metals - Vanadium	mg/L
193B	ISO14597	Trace Metals - Vanadium	mg/L
193D	D-7111	Trace Metals - Vanadium	mg/L
195	D-3703	Peroxide Content	mg/kg

VOLATILITY

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Code	Method	Test	Unit

200A	D-86	Distillation by Auto/Manual
200B	D-2887	Distillation by GC
201		Initial Boiling Point	°C
202		10% Recovered	°C
203		20% Recovered	°C
204		50% Recovered	°C
205		85% Recovered	°C
206		90% Recovered	°C
207		95% Recovered	°C
208		Evaporated @ 70°C	vol%
209		Evaporated @ 100°C	vol%
210		Evaporated @ 180°C	vol%
211		Final Boiling Point	°C
212		% Recovered	vol%
213		% Residue	vol%
214		% Loss	vol%
215		% Residue + Loss	vol%
220A	D-56	Flash Point - Tag	°C
220B	D-93	Flash Point - P/M	°C
220C	D-3828	Flash Point - Seta, Method A	°C
220D	D-3828	Flash Point - Seta, Method B	°C

Code	Method	Test	Unit

220E	IP-170	Flash Point - Abel	°C
221	D-3828	Flash Point - Seta (Flash/No F)	“F” or “N”
230A	D-1298	Density @ 15°C -Hydrom	kg\L
230B	D-4052	Density @ 15°C - Digital	kg\L
231A	D-1298	API Gravity @ 60°F	°API
231B	D-4052	API Gravity @ 60°F	°API
231C	D-287	API Gravity @ 60°F	°API
240A	D-323	RVP	kPa
240B	D-4953	Vapor Press - Dry Meth	kPa
240C	D-5190	Vapor Press - Automatic	kPa
240D	D-5191	Vapor Press - Mini Meth	kPa
240E	D-5482	Vapor Press - Mini -Atm	kPa
250A	D-2533	V/L Ratio - Buret	Unit@°C
250B	D-5188	V/L Ratio - Evac Chamb	Unit@°C
250C	D-4814	Estimated V/L Ratio	Unit@°C
260	STANAG	7090 - Vapor Lock Index

FLUIDITY

Code	Method	Test	Unit

300A	D-2386	Freezing Point	°C
300B	D-5901	Freezing Point	°C
300C	D-5972	Freezing Point	°C
300D	D-4305	Freezing Point, Low Temps	°C
300E	D-7153	Freezing Point	°C
310	D-445	Viscosity	cSt
311	D-445	Viscosity Temperature	°C
320A	D-2500	Cloud Point	°C
320B	D-5771	Cloud Point (Optical)	°C
320C	D-5772	Cloud Point (Linear Cool)	°C

Code	Method	Test	Unit

320D	D-5773	Cloud Point (Constant Cool)	°C
321A	IP-309	Cold Filter Plugging Point	°C
321B	D-6371	Cold Filter Plugging Point	°C
321C	D-6371(M)	Cold Filter Plugging Point	°C
330A	D-97	Pour Point	°C
330B	D-5949	Pour Point – Pulsing Method	°C
330C	D-5950	Pour Point	°C
340A	D-5001	Lubricity (BOCLE)	0.01mm
340B	D-6079	Lubricity (Wear Scar)	0.01mm

COMBUSTION

Code	Method	Test	Unit

400A	D-240	Neat Heat by Bomb	MJ/kg
400B	D-1405	Net Heat (Anal-Grav(°F),S)	MJ/kg

Code	Method	Test	Unit

400C	D-3338	Net Heat (Aromat,API,Dist,S)	MJ/kg
400D	D-4529	Net Heat (Dens-Anal(°C),S)	MJ/kg

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400E	D-4809	Net Heat by Bomb-Precision	MJ/kg
400F	D-4868	Net and Gross Heat	MJ/kg
400G	D-6446	Net Heat of Aviation Fuels	MJ/kg
400H	D-2382	Net Heat by Bomb – Precision	MJ/kg
410	D-1740	Luminometer Number	Unit

420	D-1322	Smoke Point	mm
430	D-482	Ash Content	mass%
440A	D-189	Conradson Carbon Res	mass%
440B	D-524	Ramsbottom Carbon Res	mass%
440C	D-4530	Carbon Residue - Micro	mass%

CORROSION

Code	Method	Test	Unit

500	D-130	Copper Strip Corrosion	Method

Code	Method	Test	Unit

510	IP-227	Silver Strip Corrosion	Method

STABILITY

Code	Method	Test	Unit

600A	D-3241	JFTOT @ 275°C
600B	D-3241	JFTOT @ 260°C
600C	D-3241	JFTOT @ 245°C
601	D-3241	Pressure Change	mm Hg
602	D-3241	Visual Rating	Method
603	D-3241	Spun Rating	Method
604	D-3241	Other JFTOT Temperature	°C
605	D-3241	Pressure Change @ Other Temp	mm Hg
606	D-3241	Visual Rating @ Other Temp	Method
607	D-3241	Spun Rating @ Other Temp	Method

Code	Method	Test	Unit

608	D-3241	Serial Number for 600A	Tube
609	D-3241	Serial Number for 604	Tube
610A	D-525	Ox Stability-Gasoline	minute
610C	D-873	Ox Stability - Aviation Fuels	mg/100mL
620A	D-2274	Accelerated Stability	mg/100mL
620B	D-5304	Accelerated Stab - O2 Opres	mg/100mL
620C	ISO10307	Tot Sed in Residual Fuels	%mass

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CONTAMINANTS

Code	Method	Test	Unit

700	IP-225	Copper Content	ppb
710	D-381	Existent Gum	mg/100mL
711	D-381	Washed Gum	mg/100mL
720A	D-2276	Particulate Cont	mg/L
720B	D-5452	Particulate Cont	mg/L
720D	D-6217	Particulate Cont – Middle Dist	mg/L
730	Annex	Filtration Time	minutes
740	D-1094	Water Reaction - Interface	Method
741	D-1094	Water Reaction - Separation	Method
742	D-1094	Water Reaction - Vol Chng	Method
750	D-3948	WSIM	Method
751		Additives Present (See Note)	(List A)
750X	D-3948	WSIM - Special (See Note)	Method

Code	Method	Test	Unit

760	D-4814	Phase Separation (Haze)	°C
761	D-4814	Phase Separation (Sep)	°C
770	D-1401	Demulsification @ 25°C	minutes
780A	D-1796	Water & Sed	vol%
780B	D-2709	Water & Sed	vol%
781A	D-95	Water by Distillation	vol%
781B	D-6304	Water by Karl Fischer	mg/kg
782	D-473	Sediment by Extraction	mass%
795	SW-846	EPA Metals - As	Method
796	SW-846	EPA Metals - Cd	Method
797	SW-846	EPA Metals - Cr	Method
798	SW-846	EPA Metals - Pb	Method
799	SW-846	Total Halogens	Method

ADDITIVES

Code	Method	Test/Additive	Unit

800A	Antioxidant	Topanol A	mg/L
800B	Antioxidant	HITEC 4733	mg/L
800C	Antioxidant	AN 733	mg/L
800D	Antioxidant	AO-31	mg/L
800E	Antioxidant	AO-30	mg/L
800F	Antioxidant	AO-29	mg/L
800G	Antioxidant	Nalco EC5208A	mg/L
800H	Antioxidant	TOLAD 3915	mg/L
800I	Antioxidant	TOLAD 3920	mg/L
800J	Antioxidant	TOPANOL AN	mg/L
800K	Antioxidant	CHIMIC 4327	mg/L

Code	Method	Test/Additive	Unit

800L	Antioxidant	AO-37	mg/L
800M	Antioxidant	BETZ BQ203	mg/L
800N	Antioxidant	Chemlink No 4650	mg/L
800O	Antioxidant	Petroxylin E219	mg/L
800P	Antioxidant	Kerobit TP-26	mg/L
800Q	Antioxidant	Pet411K	mg/L
800R	Antioxidant	ISONOX 133	mg/L
800S	Antioxidant	AO-37B	mg/L
800T	Antioxidant	ISONOX 75	mg/L
800U	Antioxidant	HITEC 4775	mg/L
800V	Antioxidant	BETZ 8Q2065	mg/L

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800W	Antioxidant	BHT	mg/L
800X	Antioxidant	HITEC 4778	mg/L
800Y	Antioxidant	Octel 37/70	mg/L
801	Additive	Injection Point	(Note)
810A	Metal	Deactivator (DMD)	mg/L
810B	Metal	Deactivator (DMD-2)	mg/L
811	Additive	Injection Point	(Note)
820	Conductivity	Improver	mg/L
821	Additive	Injection Point	(Note)
830A	FSII	(D-5006)	vol%
830B	FSII	(FTM-5327)	vol%
830C	FSII	(FTM-5340)	vol%
830D	FSII	(FTM-5340) - EGME	vol%
830E	FSII	– Calculated	vol%
831	Additive	Injection Point	(Note)
840A	Corr Inhibitor	PRI-19	mg/L
840B	Corr Inhibitor	DCI-4A	mg/L
840C	Corr Inhibitor	DCI-6A	mg/L
840D	Corr Inhibitor	HITEC 580	mg/L
840E	Corr Inhibitor	Petrolite NC-351	mg/L
840F	Corr Inhibitor	NALCO 5403	mg/L
840G	Corr Inhibitor	TOLAD 3220	mg/L
840H	Corr Inhibitor	UNICOR J	mg/L
840I	Corr Inhibitor	IPC-4410	mg/L
840J	Corr Inhibitor	IPC-4445	mg/L
840K	Corr Inhibitor	MOBILAD F800	mg/L
840L	Corr Inhibitor	NALCO 5405	mg/L
840M	Corr Inhibitor	NUCHEM PCI-105	mg/L

840N	Corr Inhibitor	TOLAD 249	mg/L
840O	Corr Inhibitor	WELCHEM 91120	mg/L
840P	Corr Inhibitor	SPEC-AID 8021	mg/L
840Q	Corr Inhibitor	RPS-613	mg/L
840R	Corr Inhibitor	SPEC AID 8Q22	mg/L
840S	Corr Inhibitor	TOLAD 4410	mg/L
841	Additive	Injection Point	(Note)
850	Thermal	Stability Additive	mg/L
851	Additive	Injection Point	(Note)
860	Diesel Fuel	Stabilizer Additive	mg/L
861	Additive	Injection Point	(Note)
870	Ignition	Improver	mg/L
871	Additive	Injection Point	(Note	)

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OTHER TESTS

Code	Method	Test	Unit

900	D-2624	Conductivity	pS/m
901	D-2624	Temperature at Measurement	°C

910A	D-976	Calc Cetane Index - 2 Var	Method
910B	D-4737	Calc Cetane Index - 4 Var	Method

911	D-613	Cetane Number	Method

920A	D-2699	Research Octane Number	Method
920B	D-2885	Research Octane Number	Method

921A	D-2700	Motor Octane Number	Method
921B	D-2885	Motor Octane Number	Method

930	D-611	Aniline Point	°C
940	D-4814	Water Tolerance	°C

Code	Method	Test	Unit

End of Clause

END OF SECTION E

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SECTION F: DELIVERIES OR PERFORMANCE

F.1	FAR 52.252-2 Clauses Incorporated by Reference (FEB 1998)

This contract incorporates one or more clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. Also, the full text of a clause may be accessed electronically at these addresses:

http://farsite.hill.af.mil and http://www.arnet.gov/far.

FAR Paragraph	Clause Title	Date
52.242-15	Stop Work Order	AUG 1989
52.247.29	F.o.b. Origin	FEB 2006

(End of Clause)

F.2	Time of Delivery or Performance

Phase I Base Project performance period is not to exceed [*] beginning from the effective date of award.

Phase II Option Project performance period is not to exceed [*] months beginning from completion of Phase I. Any written notice to exercise the option for Phase II Option Project will be provided to Solazyme within [*] months from the effective date of Phase I Base Project. The Government may exercise the option for Phase II Option after this date, but in such case Solazyme may need to adjust the schedule of the Phase II Option Project deliverables, as it might not be possible to ensure continuous operations upon issuance of such notice, if it is delayed. Phase II Option Project is subject to availability of funds and FAR 17.207 Exercise of Option.

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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F.3	Place of Delivery

F.3.1	The complete addresses for the consignee(s) for all deliverables and letters of transmittal thereto are:

COTR	Jeanne Binder
Defense Energy Support Center
8725 John J. Kingman Road
Fort Belvoir, VA 22060-6222
Telephone: (703)767-9747
Email: jeanne.binder@dla.mil

PCO	Angela Mattox
DLA Contracting Service Office
700 Robbins Avenue, Bldg 26-1
Philadelphia, PA 19111-5096
Telephone: (703)767-6766
Email: angela.mattox@dla.mil

F.3.2	All reports and correspondence submitted under the proposed contract shall bear the contract number.

F.3.3	A letter of transmittal shall accompany each deliverable item transmitted to the COTR. One copy of the letter of transmittal shall be submitted to the PCO and the Administrative Contracting Officer (ACO) and shall include a certification that distribution has been accomplished for all deliverables items as required, or as instructed separately.

F.3.4	Shipment of all deliverable items and all contractual correspondence shall be made according to FAR 52.247.29 F.o.b. Origin (FEB 2006). The ACO will act as the cognizant transportation officer for the contract.

F.3.5	Deliverables are data as set forth in the Contract Data Requirement List, DD 1423 (refer to Exhibits as attached).

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F.4	Delivery Conditions for Tank Cars, Boxcars, Trucks, Transport Trucks, Trucks and Trailers, Tank Wagons, Pipeline, and Lighters (DESC JUN 2002)

(a) On items calling for delivery at Contractor’s refinery, terminal, or bulk plant f.o.b. tank car, boxcar, truck, transport truck, truck and trailer, tank wagon, pipeline, or lighter—

(1) Supplies ordered hereunder shall be delivered, at Contractor’s expense, into equipment specified in the Schedule.

(2) Unless otherwise specified in the Schedule, all deliveries shall be made upon the day specified in the order provided that the Contractor shall have received the order at least 48 hours prior to the day so specified, except for deliveries—

(i) By pipeline (other than into vessel, dredge, or barge for use as ships’ bunkers) for which the Contractor shall be given 15 days’ notice prior to the date so specified; and

(ii) Into vessel, dredge, or barge by any means of delivery including pipeline for use as ships’ bunkers, for which deliveries the Contractor shall be given 24 hours’ notice prior to the specific time delivery is to be made.

(3) All packaged or drummed material to be delivered f.o.b. boxcar, truck, or lighter shall be loaded (braced and blocked where necessary) by the Contractor as follows:

(i) RAIL SHIPMENTS IN CONTINENTAL UNITED STATES AND ALASKA.

(A) In accordance with the LOADING, BLOCKING, AND BRACING OF FREIGHT CAR SHIPMENTS clause.

(B) To the extent there is no conflict between the standards mentioned in paragraph (a) of the LOADING, BLOCKING, AND BRACING OF FREIGHT CAR SHIPMENTS clause, when a freight advantage to the Government would result, the Contractor will load boxcars to maximum capacity, including multiple tiering.

(ii) TRUCK SHIPMENTS IN THE UNITED STATES. In accordance with ICC Regulations and best commercial practices.

(iii) RAIL SHIPMENTS AND TRUCK SHIPMENTS - OVERSEAS, POSSESSIONS AND TERRITORIES. In accordance with best commercial practices and local regulations, or as indicated in the Schedule.

(iv) LIGHTER. In accordance with best commercial practices.

(4) Except for supplies delivered f.o.b. boxcar, truck, or lighter, title to the supplies delivered, and risk of loss thereof, shall pass from the Contractor to the Government when the supplies pass into the receiving conveyance. Title to supplies delivered f.o.b. boxcar, truck, or lighter, and risk of loss thereof, shall pass from the Contractor to the Government at the time the car, truck, or lighter is released to, and accepted by, the carrier.

(b) On items calling for delivery f.o.b. destination by means of tank car, boxcar, truck, transport truck, truck and trailer, tank wagon, pipeline, or lighter—

(1) Supplies ordered hereunder shall be delivered, all transportation charges paid, to the destination and by means of the transportation equipment specified in the Schedule or, if no specific destination is indicated in the Schedule, to the destination specified in the order. Delivery shall be accomplished at Contractor’s expense into Government storage or into the type of receiving equipment otherwise specified in the Schedule or in the order, except for—

(i) Delivery by tank car which shall be accomplished by spotting the car alongside the unloading manifold connection at the specified destination;

(ii) Delivery by boxcar which shall be accomplished at the specified destination as follows:

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(A) If such activity has a railroad siding, by spotting the car alongside the unloading platform or elsewhere at such destination as may be designated by the receiving activity;

or

(B) If such activity does not have a railroad siding at the unloading platform of the railroad siding serving such activity, and if the freight tariff provides for free pickup and delivery service, delivery shall be made to the activity specified in the order;

(iii) Delivery by truck which shall be accomplished by spotting the truck at the unloading platform at the specified destination and by placing the drummed or packaged supplies at the tailgate of the truck; and

(iv) Delivery by lighter which shall be accomplished as indicated in the Schedule.

(2) Unless otherwise specified in the Schedule, all deliveries by tank car or boxcar shall be made within 24 hours from the time specified in the order, provided that such order shall have been received by the Contractor at least 120 hours prior to the time so specified; all other deliveries, except as hereinafter indicated, shall be made on the day specified in the delivery order and unless otherwise authorized by the receiving activity during normal working hours of such activity, provided that such order shall have been received by the Contractor at least 48 hours prior to the days so specified. Pipeline deliveries (except those into vessel, dredge, or barge) shall be made on the day specified in the delivery order, provided the order shall have been received by the Contractor at least 15 days prior to the day so specified. Delivery into vessels, dredges, or barges from a marine service station or by means of transport truck, truck and trailer, tank wagon, or pipeline shall be made at the specific time specified in the order, provided that such order shall have been received by the Contractor at least 24 hours prior to the specific time such delivery is required to be made.

(3) The Contractor shall not be required to deliver by transport truck or truck and trailer a quantity less than a full load nor into more than one storage tank, with the following exceptions:

(i) An order placed under an item of this contract calling for delivery by transport truck of motor gasoline, fuel oil, diesel fuel, or kerosene, or, if this procurement is for Central America only, jet fuel, may require delivery of a quantity as low as 5,200 gallons whenever the activity is restricted either by a tank capacity or by a directive from receiving a larger quantity; and

(ii) Where the Schedule provides for multiple drop delivery, the Contractor may be required to deliver into more than one storage tank. Where truck and trailer is the method of delivery specified, the Contractor may, at its option, make delivery by transport truck. In the case of deliveries in Alaska, where truck and trailer or transport truck is the method of delivery specified, the Contractor may, at its option, make delivery by tank wagon.

(4) The Contractor shall not be required to deliver by tank wagon a quantity of less than 575 liters (or 150 gallons) but, at the Government’s option, may be required to deliver into more than one storage tank.

(5) When delivery of fuel oil or lubricating oil is made by tank car, such car shall be equipped with steam coils, if specified in the order, to facilitate the unloading of such product.

(6) When delivery is made by tank wagon, such wagon shall be equipped with pump, meter, and a minimum of 100 feet (30 meters) of hose. Where delivery is made by transport truck or truck and trailer, such delivery equipment shall be equipped with a minimum of 15 feet of hose.

(7) When delivery is made by tank wagon, transport truck, or truck and trailer to a Government facility—

(i) The Contractor shall provide properly maintained delivery equipment and properly trained delivery personnel to reasonably assure that delivery can be made without damage to vegetation and asphalt pavement adjacent to storage facilities being filled. The

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Contractor’s delivery personnel who have not exercised reasonable care and delivery equipment which is poorly maintained, may be refused entrance to the installation by the installation Commander.

(ii) The Contractor shall present delivery equipment and product in such condition at destination so as to permit complete off-loading within the prescribed free time.

(8) Unless otherwise provided in the Schedule, free time for unloading trucks, transport trucks, or trucks and trailers shall be unlimited.

(9) Except for supplies delivered by tank car, boxcar, truck, or lighter, title to supplies delivered, and risk of loss thereof, shall pass from the Contractor to the Government when the supplies pass into the receiving facilities. Title to supplies delivered by tank car or boxcar, and risk of loss thereof, shall pass from the Contractor to the Government at the time the car is released by the carrier for unloading. Title to supplies delivered by truck, and risk of loss thereof, shall pass from the Contractor to the Government when the drummed or packaged supplies are removed from the truck. Title to supplies delivered by lighter, and risk of loss thereof, shall pass from the Contractor to the Government at the time the receiving vessel’s tackle is attached to the supplies to be unloaded.

(End of Clause)

F.5	Determination of Quantity (DESC JUN 2009)

(a) QUANTITY. The quantity of supplies furnished under this contract shall be determined as follows:

(1) F.O.B. ORIGIN. All invoice quantities shall be converted to net gallons at 60 degrees Fahrenheit (or liters at 15 degrees Celsius).

(i) DELIVERIES INTO TANKER OR BARGE. On items requiring delivery at the Contractor’s refinery, terminal, or bulk plant on an f.o.b. origin basis into a tanker or barge, the quantity shall be determined (at the Contractor’s option) on the basis of—

(A) Calibrated meter; or

(B) Shipping/shore tank measurement.

(ii) DELIVERIES INTO PIPELINE. On items requiring delivery at the Contractor’s refinery, terminal, or bulk plant on an f.o.b. origin basis into a pipeline, the quantity shall be determined (at the Contractor’s option) on the basis of—

(A) Calibrated meter; or

(B) Shipping tank measurements.

(iii) DELIVERIES INTO RAIL TANK CAR. On items requiring delivery at the Contractor’s refinery, terminal, or bulk plant on an f.o.b. origin basis, the quantity shall be determined (at the Contractor’s option) on the basis of—

(A) Calibrated loading rack meter; or

(B) Weight, using calibrated scales; or

(C) Certified capacity table for the rail tank car.

(iv) DELIVERIES INTO TANK TRUCK, TRUCK AND TRAILER, OR TANK WAGON. On items requiring delivery at the Contractor’s refinery, terminal, or bulk plant on an f.o.b. origin basis into a tank truck, truck and trailer or tank wagon, the quantity shall be determined (at the Contractor’s option) on the basis of—

(A) Calibrated loading rack meter; or

(B) Weight, using calibrated scales; or

(C) Certified capacity table for the conveyance or container.

(v) DELIVERIES INTO INTERMODAL CONTAINER.

On items requiring delivery at the Contractor’s refinery, terminal, or bulk plant on an f.o.b. origin basis into an intermodal container, the quantity shall be determined (at the Contractor’s option) on the basis of—

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(A) Calibrated loading rack meter, loading either through top or bottom tank outlets (top loading requires loading gantry or “fall arrest” system), or

(B) Certified capacity table for the container, or

(C) Weight, using calibrated scales.

(2) F.O.B. DESTINATION.

(i) DELIVERIES BY TANKER OR BARGE.

(A) On items requiring delivery on an f.o.b. destination basis by tanker or barge, the invoice quantity shall be determined (at the Government’s option) on the basis of—

(a) Calibrated meters on the receiving tank system; or

(b) Receiving tank measurements.

(B) All invoice quantities shall be converted to net gallons at 60 degrees Fahrenheit (or liters at 15 degrees Celsius).

(ii) DELIVERIES BY PIPELINE.

(A) On items requiring delivery by pipeline on an f.o.b. pipeline junction or f.o.b. destination basis, the invoice quantity shall be determined (at the Government’s option) on the basis of—

(a) Calibrated meters on the pipeline junction or the receiving tank system; or

(b) Receiving tank measurements.

(B) F.O.B. pipeline junction is defined as the junction between a Contractor-owned or controlled pipeline and a Government-owned or controlled pipeline.

(C) All invoice quantities shall be converted to net gallons at 60 degrees Fahrenheit (or liters at 15 degrees Celsius).

(iii) DELIVERIES BY RAIL TANK CAR.

(A) On items requiring delivery on an f.o.b. destination basis by rail tank car, the quantity of supplies furnished under this contract shall be determined (at the Government’s option) on the basis of—

(a) Calibrated meter on the receiving tank system; or

(b) Weight, using calibrated scales at the receiving location; or

(c) Certified capacity table for the rail tank car; or

(d) Receiving tank measurements.

(B) All invoice quantities shall be converted to net gallons at 60 degrees Fahrenheit (or liters at 15 degrees Celsius).

(iv) DELIVERIES BY TANK TRUCK/TRUCK AND TRAILER/TANK WAGON/INTERMODAL CONTAINER.

(A) On items requiring delivery on a f.o.b. destination basis by tank truck, truck and trailer, tank wagon or intermodal container, the quantity shall be determined —in the following order of preference:

(a) Calibrated temperature compensating meters on the receiving system (as identified in the schedule).

(b) Calibrated temperature compensating meter on the delivery conveyance (as identified in the schedule).

(c) Weight, using calibrated scales at the receiving location (as identified in the schedule).

(d) Calibrated meters on the receiving system, requiring manual volume correction (as identified in the schedule).

(e) Loading ticket mechanically imprinted with the volume corrected (net) quantity. The ticket must be generated at the time of loading and be based on a calibrated loading rack meter or calibrated scales.

(f) Calibrated meter on the delivery conveyance, requiring manual volume correction.

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(g) Loading ticket, not volume corrected (requiring manual volume correction).

(B) Invoice quantities for all residual fuels and lubricating oils and invoice quantities for other products that are in excess of 5,000 gallons (or 18,900 liters) shall be converted to net gallons at 60 degrees Fahrenheit (or liters at 15 degrees Celsius). Invoice quantities of nonresidual fuels which are less than 5,000 gallons (or 18,900 liters) do not require correction to net gallons (or liters). For this purpose, residual fuels are any products with a viscosity equal to or greater than a regular (not light) No. 4 Fuel Oil (ASTM D 396).

(b) WATER BOTTOMS.

(1) Every delivery must be free of all water bottoms prior to discharge; and

(2) The Contractor is responsible for their removal and disposal.

(c) MEASUREMENT RESTRICTIONS. All methods of measurement described in this clause are subject to government safety and environmental restrictions, foreign or domestic. Such restrictions may prohibit, or render ineffective, a particular method in some cases.

(d) MEASUREMENT STANDARDS. All measurements and calibrations made to determine quantity shall be in accordance with the most recent edition of the API Manual of Petroleum Measurement Standards (MPMS). Outside the U.S., other technically equivalent national or international standards may be used. Certified capacity tables shall mean capacity tables prepared by an independent inspector or any independent surveyor to the aforementioned measurement and calibrations standards. In addition, the following specific standards will be used as applicable:

(1) API MPMS Chapter 11.1, Temperature and Pressure Volume Correction Factors for Generalized Crude Oils, Refined Products, and Lubricating Oils (this chapter is an adjunct to ASTM D 1250, IP 200 and ISO 91-1). Either the 2004 or 1980 version of the standard may be used. Either the printed tables (an adjunct to the 1980 version) or the computer subroutine version of the standard may be used. In case of disputes, the computer subroutine for the 2004 version of the standard will be the referee method.

(i) For crude oils, JP4, and Jet B, use Volume I, Tables 5A and 6A; Volume VII, Tables 53A and 54A; or Volume IV, Tables 23A and 24A.

(ii) For lubricating oils, use Tables 5D and 6D, Tables 53D and 54D, or Tables 23D and 24D.

(iii) For all other fuels and fuel oils, use Volume II, Tables 5B and 6B; Volume VIII, Tables 53B and 54B; or Volume V, Tables 23B and 24B.

(iv) For chemicals/additives use Volume III, Table 6C (or Volume IX, Table 54C), or volume correct in accordance with the product specification.

(v) Volume XII, Table 52, shall be used to convert cubic meters at 15 degrees Celsius to barrels at 60 degrees Fahrenheit. Convert liters at 15 degrees Celsius to cubic meters at 15 degrees Celsius by dividing by 1,000. Convert gallons at 60 degrees Fahrenheit to barrels at 60 degrees Fahrenheit by dividing by 42. Should foreign law restrict conversion by this method, the method required by law shall be used.

(vi) As an option to (b) (1) (v), liters may be converted to gallons using Table F1.09A (see below). If this option is used, it must be agreed upon by both parties and shall remain in effect for the duration of the contract. Should foreign law restrict conversion by this method, the method required by law shall be stated in the offer.

(vii) If the original measurement is by weight and quantity is required in U.S. gallons, then—

(A) Volume XI, Table 8, shall be used to convert pounds to U.S. gallons at 60 degrees Fahrenheit.

(B) Volume XII, Table 58, shall be used to convert metric tons to U.S. gallons at 60 degrees Fahrenheit.

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(2) API MPMS, Chapter 4, Proving Systems. All meters used in determining product volume shall be calibrated using this standard with the frequency required by local regulation (foreign or domestic). If no local regulation exists, then the frequency of calibration shall be that recommended by the meter manufacturer or every 12 months, whichever is more frequent. A meter calibration log/calibration certificates shall be maintained which as a minimum contains—

(i) Number/name of each meter;

(ii) Calibration frequency;

(iii) Date of the last calibration;

(iv) Due date for next calibration;

(v) Name and signature of the person performing the calibration;

(vi) Traceability to master meter/prover used for calibration; and

(vii) Calibration report number.

Each meter shall be marked with the date of the last calibration and due date for the next calibration. All calibration meter records and logs/certificates shall be kept on file and made available upon request. All calibration records (including logs or certificates) shall be retained on file for a period of three years.

(3) API MPMS Chapter 12, Calculation of Petroleum Quantities. All calculations of net quantities shall be made in accordance with this chapter. Outside the U.S., use of a tank shell correction factor is not required unless its use is a customary practice for custody transfer.

TABLE F1.09A CONVERSION FACTOR TABLE

Density @ 15°C	Gallons at 60°F to Liters at 15ºC; Multiply by	Liters at 15C to Gallons at 60F, Multiply by
0.723 – 0.768	3.78286	0.26435
0.769 – 0.779	3.78309	0.26433
0.780 – 0.798	3.78334	0.26432
0.799 – 0.859	3.78356	0.26430
0.860 – 0.964	3.78381	0.26428
0.965 – 1.074	3.78405	0.26427

(e) SHIPPING DOCUMENTATION. When the contractor’s shipping document (such as a truck’s metered ticket) is used to determine, or verify, the payment quantity under this contract, the following information shall be provided on that shipping document: gross and net quantity (gallons or liters, as required), observed and corrected API gravity/density, and the temperature (Fahrenheit or Celsius) at which the product was measured. This information shall be mechanically imprinted on the shipping document. Although this will apply primarily to the use of meters in various applications, it also applies to any other quantity determination method. The following exceptions apply:

(1) Where government documents are the sole basis for payment, such as DD Form 250/250-1s, the information is not required.

(2) Where conveyances with temperature-compensating meters are used, the shipping document shall only be annotated with the corrected API gravity/density, the net quantity, and a statement that a temperature-compensating meter was used to determine net quantity.

(3) Where conveyances with temperature compensating meters are not used, the shipping document shall be only be annotated with the API gravity (or density), gross quantity, and a statement that volume correction was not required.

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(f) RIGHT TO REPRESENTATIVE. For FOB origin deliveries, the Government has the right to have a representative present to witness the measurement of quantity. For FOB destination deliveries, the Contractor has the right to have a representative present to witness the delivery and measurement of quantity.

(End of Clause)

F.6	F.O.B. Origin (FEB 2006)

(a) The term f.o.b. origin, as used in this clause, means free of expense to the Government delivered—

(1) On board the indicated type of conveyance of the carrier (or of the Government, if specified) at a designated point in the city, county, and State from which the shipment will be made and from which line-haul transportation service (as distinguished from switching, local drayage, or other terminal service) will begin;

(2) To, and placed on, the carrier’s wharf (at shipside, within reach of the ship’s loading tackle when the shipping point is within a port area having water transportation service) or the carrier’s freight station;

(3) To a U.S. Postal Service facility; or

(4) If stated in the solicitation, to any Government-designated point located within the same city or commercial zone as the f.o.b. origin point specified in the contract (the Federal Motor Carrier Safety Administration prescribes commercial zones at Subpart B of 49 CFR part 372).

(b) The Contractor shall—

(1)(i) Pack and mark the shipment to comply with contract specifications; or

(ii) In the absence of specifications, prepare the shipment in conformance with carrier requirements to protect the goods and to ensure assessment of the lowest applicable transportation charge;

(2)(i) Order specified carrier equipment when requested by the Government; or

(ii) If not specified, order appropriate carrier equipment not in excess of capacity to accommodate shipment;

(3) Deliver the shipment in good order and condition to the carrier, and load, stow, trim, block, and/or brace carload or truckload shipment (when loaded by the Contractor) on or in the carrier’s conveyance as required by carrier rules and regulations;

(4) Be responsible for any loss of and/or damage to the goods—

(i) Occurring before delivery to the carrier;

(ii) Resulting from improper packing and marking; or

(iii) Resulting from improper loading, stowing, trimming, blocking, and/or bracing of the shipment, if loaded by the Contractor on or in the carrier’s conveyance;

(5) Complete the Government bill of lading supplied by the ordering agency or, when a Government bill of lading is not supplied, prepare a commercial bill of lading or other transportation receipt. The bill of lading shall show—

(i) A description of the shipment in terms of the governing freight classification or tariff (or Government rate tender) under which lowest freight rates are applicable;

(ii) The seals affixed to the conveyance with their serial numbers or other identification;

(iii) Lengths and capacities of cars or trucks ordered and furnished;

(iv) Other pertinent information required to effect prompt delivery to the consignee, including name, delivery address, postal address and ZIP code of consignee, routing, etc.;

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(v) Special instructions or annotations requested by the ordering agency for commercial bills of lading; e.g., “This shipment is the property of, and the freight charges paid to the carrier(s) will be reimbursed by, the Government”; and

(vi) The signature of the carrier’s agent and the date the shipment is received by the carrier; and

(6) Distribute the copies of the bill of lading, or other transportation receipts, as directed by the ordering agency.

(c) These Contractor responsibilities are specified for performance at the plant or plants at which the supplies are to be finally inspected and accepted, unless the facilities for shipment by carrier’s equipment are not available at the Contractor’s plant, in which case the responsibilities shall be performed f.o.b. the point or points in the same or nearest city where the specified carrier’s facilities are available; subject, however, to the following qualifications:

(1) If the Contractor’s shipping plant is located in the State of Alaska or Hawaii, the Contractor shall deliver the supplies listed for shipment outside Alaska or Hawaii to the port of loading in Alaska or Hawaii, respectively, as specified in the contract, at Contractor’s expense, and to that extent the contract shall be “f.o.b. destination.”

(2) Notwithstanding subparagraph (c)(1) of this clause, if the Contractor’s shipping plant is located in the State of Hawaii, and the contract requires delivery to be made by container service, the Contractor shall deliver the supplies, at Contractor’s expense, to the container yard in the same or nearest city where seavan container service is available.

(End of Clause)

END OF SECTION F

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SECTION G: CONTRACT ADMINISTRATION DATA

G.1	Accounting and Appropriation Data

ACRN AA 9790400 5103 001 70002B7 7024007003 S33189 70002B7 61002520 $130,996.00

EBS Purchase Order Number 4515421283

Purchase Request Number 27930538

ACRN AB 9700400 5103 001 7002L2 S33189 70002L2 61002520 $5,509,004.00

EBS Purchase Order Number 4515430365

Purchase Request Number 27940253

G.2	Invoice

G.2.1	Invoice Instructions

(a)	In accordance with DFARS Clause 252.232-7003, Electronic Submission of Payment Requests (in full text below), the DLA Contracting Services Office- Philadelphia (DCSO-P) will utilize the Department of Defense (DoD) Wide Area Workflow (WAWF) Receipt and Acceptance System to accept research and development delivered under this contract/order. This web-based system located at https://wawf.eb.mil provides technology for DoD contractors and authorized DoD personnel to generate, capture, and process receipt and payment-related documentation in a paperless environment. Invoices for research and development rendered under this contract/order shall be submitted electronically through WAWF. Submission of hard copy DD250s and invoices will no longer be accepted for payment.

(b)	It is recommended that the person in your company designated as the Central Contract Registration (CCR) Electronic Business (EB) Point of Contact (POC) and everyone responsible for submission of invoices use the online training system for WAWF at http://wawftraining.com. Vendor Quick Reference Guides are also available at http://www.dla.mil/j-3/wawf/vendor.asp.

(c)	The designated CCR EB POC is responsible for activating the company’s CAGE code on WAWF by calling 1-866-618-5988. Once the company is activated, the CCR EB POC must self register under the company’s CAGE code on WAWF and follow the instructions for a group administrator. After the company is set up on WAWF, every additional person responsible for submitting invoices must self-register for the role of ‘Vendor’ under the company’s CAGE code at https://wawf.eb.mil.

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(d)	The following information is provided for completion of the invoice in WAWF.

PAY DODAAC	HQ0339
WAWF Invoice Type	2-in-1 Invoice (firm-fixed-price contract)
Inspection/Acceptance Point for CDRLs	Inspection: Destination
Acceptance: Destination
Issue by DODAAC	SP4701
Admin DODAAC	S0507A
Inspect by DODAAC (if applicable)	Not applicable
Ship to DODAAC	SA0600
Acceptor DODAAC	Not applicable
LPO DODAAC	Not applicable
DCAA Auditor DODAAC	Not applicable

(e)	Attachments created in a Microsoft Office product may be attached to the WAWF invoice (e.g., backup documentation such as delivery reports, etc.). Maximum limit for size of each attachment file is 2 MB. Maximum file size per invoice is 5. MB.

(f)	After clicking the “submit” button, a Notice of Successful/Unsuccessful Submission will appear. This screen contains a “Send More E-Mail Notifications” button. Click on this button and the e-mail address listed below and add others as desired. This additional notification is important to ensure the Government receiver/acceptor is aware that the invoice documents have been submitted into the WAWF system.

angela.mattox@dla.mil	Contracting Officer
jeanne.binder@dla.mil	Contracting Officer’s Technical Representative

(g)	Payment to the contractor is contingent on contractor performing with their best efforts in accordance with the terms of the contact. The contractor shall submit invoices monthly for payment per contract terms to the following payment schedule:

Phase I Base Project: [*] invoices in the amount of [*]

Phase II Option Project: [*] invoices in the amount of [*]

G.2.2	DFARS 252.232-7003 Electronic Submission of Payment Requests and Receiving Reports (MAR 2008)

(a) Definitions. As used in this clause-

(1) “Contract financing payment” and “invoice payment” have the meanings given in section 32.001 of the Federal Acquisition Regulation.

(2) “Electronic form” means any automated system that transmits information electronically from the initiating system to all affected systems. Facsimile, e-mail, and scanned documents are not acceptable electronic forms for submission of payment requests. However, scanned documents are acceptable when they are part of a submission of a payment request made using Wide Area WorkFlow (WAWF) or another electronic form authorized by the Contracting Officer.

(3) “Payment request” means any request for contract financing payment or invoice payment submitted by the Contractor under this contract.

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(b) Except as provided in paragraph (c) of this clause, the Contractor shall submit payment requests and receiving reports using WAWF, in one of the following electronic formats that WAWF accepts: Electronic Data Interchange, Secure File Transfer Protocol, or World Wide Web input. Information regarding WAWF is available on the Internet at https://wawf.eb.mil/.

(c) The Contractor may submit a payment request and receiving report using other than WAWF only when-

(1) The Contracting Officer authorizes use of another electronic form. With such an authorization, the Contactor and the Contracting Officer shall agree to a plan, which shall include a timeline, specifying when the Contractor will transfer to WAWF;

(2) DoD is unable to receive a payment request or provide acceptance in electronic form;

(3) The Contracting Officer administering the contract for payment has determined, in writing, that electronic submission would be unduly burdensome to the Contractor. In such cases, the Contractor shall include a copy of the Contacting Officer’s determination with each request for payment; or

(4) DoD makes payment for commercial transportation services provided under a Government rate tender or a contract for transportation services using a DoD-approved electronic third party payment system or other exempted payment/invoicing system (e.g. , PowerTrack, Transportation Financial Management System, and Cargo and Billing System).

(d) The Contractor shall submit any non-electronic payment requests using the method or methods specified in Section G of the contract.

(e) In addition to the requirements of this clause, the Contractor shall meet the requirements of the appropriate payment clauses in this contract when submitting payment requests.

(End of clause)

G.3	Communication

G.3.1	The Contracting Officer is the only person authorized to approve changes in any of the requirements of the contract and notwithstanding provisions contained elsewhere in the contract; the said authority remains solely with the Contracting Officer. In the event the Contractor effects any change at the direction of any person other than the Contracting Officer, the change will be considered to have been made without authorization and no adjustment will be made in the contract price to cover any increase in charges incurred as a result thereof.

G.3.1.1	The name, address, and telephone number of the Contracting Officer is as follows:

Angela Mattox
DLA Contracting Service Office
700 Robbins Avenue
Philadelphia, PA 19111
Telephone: (703)767-6676
Email: angela.mattox@dla.mil

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G.3.2	The contractor shall not comply with any order, direction or request of Government personnel unless it is issued in writing and signed by the PCO, or pursuant to specific authority otherwise included as a part of the contract.

G.3.3	Except as authorized under G.2.1 and G.2.2 above, no order, statement or conduct of Government personnel who visit the Contractor’s facilities or in any other manner communicates with the Contractor’s personnel during the performance of this contract shall constitute a change under the “Changes” clause of this contract.

END OF SECTION G

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SECTION H: SPECIAL CONTRACT PROVISIONS

H.1	Acknowledgment of Sponsorship

H.1.1	The Contractor agrees that in the release of information relating to this contract such release shall include a statement to the effect that the project depicted is or was sponsored by the Logistics Research and Development Program at the Headquarters of the Defense Logistics Agency, Fort Belvoir, VA.

H.1.2	For the purpose of the contract, the term “information” includes, but not limited to, news releases/articles, manuscripts, brochures, advertisements, still and motion pictures, speeches, industry/trade association meetings, symposiums, etc.

H.1.3	The Contractor agrees to include the statement in H.1.1 above, in any subcontract awarded as a result of this contract.

H.2	Designation of Contracting Officer’s Technical Representative (COTR)

H.2.1	The Contracting Officer hereby designates the following personnel as the COTR:

Jeanne Binder
Defense Energy Support Center
8725 John J. Kingman Road
Fort Belvoir, VA 22060-6222
Telephone: (703)767-9747
Email: jeanne.binder@dla.mil

H.2.2	The COTR is responsible for monitoring, processing, and the overall technical management of the Contractor’s performance of this contract and should be contacted regarding questions or problems of a technical nature. In no event, however, will any understanding or agreement, modification, change order, or other matter deviating from the term of the contract between the Contactor and any person other than the Contracting Officer be effective or binding upon the Government unless the agreement is formalized by proper contractual document executed by the Contracting Officer prior to completion of this contract.

H.2.3	On all matters pertaining to contract terms, the Contractor will contact the Contracting Officer. When in the opinion of the Contractor, the COTR requests effort outside the existing scope of the contract or order, the Contractor shall promptly notify the Contracting Officer in writing. No action shall be taken by the Contractor under such request, unless and until the Contracting Officer has issued a contract modification.

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H.3	Key Personnel

H.3.1	The Contractor is required to identify its key personnel. Certain skilled experienced, professional and/or technical personnel are essential for successful accomplishment of the work to be performed under this contract. These are identified as “Key Personnel” and are those persons whose resumes were submitted as part of the technical/business proposal for evaluation. The Contractor agrees to use said key personnel during the performance of this contract and that they shall not be removed from the contract work, replaced, or supplemented with additional personnel, unless authorized in accordance with this clause. Key personnel are identified in Section C, paragraphs 4.5 Key Personnel Resumes (Phase I Base Project) and 5.5 Key Personnel Resumes (Phase II Option Project).

H.3.2	If one or more of the key personnel, for whatever reason, becomes, or is expected to become, unavailable for work under this contract for a continuous period exceeding 30 work days, or is expected to devote substantially less effort to the work than indicated in the proposal or initially anticipated, the Contractor shall immediately notify the Contracting Officer and shall, subject to the concurrence of the Contracting Officer or his authorized representative, promptly replace such personnel with the personnel of at least substantially equal ability and qualifications.

H.3.3	The Contractor agrees that during the first 120 days of the contract performance period, no key personnel substitutions or additions shall be permitted unless such substitutions or additions are necessitated by an individual’s sudden illness, death, or termination of employment. If any of these occur, the Contractor shall promptly notify the Contracting Officer and provide the information required in paragraph H.3.5 below. After the initial 120 day period, proposed substitutions/additions of key personnel must be submitted in writing to the Contracting Officer (via the Contracting Officer’s authorized representative, if one has been appointed) 30 days in advance of the proposed substitution or addition. Such requests must provide the information required by paragraph H.3.5 below.

H.3.4	All additional and substitute key personnel assigned to this contract must be approved prior to being assigned to work under this contract. Any proposed key personnel assigned to a task prior to approval shall work at the sole risk of the Contractor and may not be reimbursed by the Government.

H.3.5	Requests for approval of substitutions shall be in writing and shall provide a detailed explanation of the circumstances necessitating the proposed substitutions. The request must contain a complete resume for the proposed substitute, and any other information requested by the Contracting Officer to approve or disapprove the request. Proposed substitutes must have qualifications that are equal to or higher than the key personnel being augmented. The Contracting Officer or his/her authorized representative shall evaluate such requests and promptly notify the Contractor in writing whether the proposed substitution is acceptable.

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H.3.6	If the Contracting Officer determines that (1) suitable and timely replacement of key personnel who have been reassigned, terminated or have otherwise become unavailable for the contract work is not reasonably forthcoming, or (2) the resultant substitution would be so substantial as to impair the successful completion of the contract or the delivery order in accordance with the proposal accepted by the Government at the time of contract award, the Contracting Officer may (1) terminate the contract for default or for the convenience of the Government, as appropriate, or (2) at his/her discretion, if he/she finds the Contractor at fault for the condition, equitably adjust the contract price downward to compensate the Government for any resultant delay, loss or damage.

H.3.7	The provisions of this clause shall be fully applicable to any subcontract which may be entered into.

H.4	Organizational Conflict of Interest

H.4.1	By virtue of the performance of this contract or delivery order the contractor’s/subcontractor’s and their employee’s may encounter and/or have access to proprietary data that could result in a conflict of interest. As a result, certain requirements or restrictions shall be imposed.

H.4.2	An organizational conflict of interest (OCI) occurs where, because of other activities or relationships with other persons, a person is unable or potentially unable to render impartial assistance or advice to the Government, or the person’s objectivity in performing the contract work is or might be otherwise impaired, or a person has an unfair competitive advantage, FAR 9.501. An organizational conflict of interest may result when factors create and actual or potential conflict of interest on an instant contract, or when the nature of the work to be performed on the instant contract creates an actual or potential conflict of interest on a future acquisition. In the latter case, some restrictions on future activities of the Contractor may be required, FAR 9.502.

Contracting officials are required to avoid, neutralize, or mitigate potential significant conflicts of interest before contract award, so as to prevent an unfair competitive advantage or the existence of conflicting roles that might impair a Contractor’s objectivity, FAR 9.504(a) and FAR 9.505. This duty may result in the Contracting Officer requesting that contractors provide reasonable assurance that restrictions on procurement sensitive or proprietary data have been, or will be, honored.

To avoid an OCI and to avoid prejudicing the best interests of the Government, the Contracting Officer may place restrictions on contractors, its affiliates, subsidiaries and subcontractors at any tier. Such restrictions shall be consistent with FAR 9.505 and shall be designed to avoid, neutralize or mitigate an OCI that might otherwise exist. Examples of situations which may require restrictions are provided in FAR 9.508.

In order to assist the Contracting Officer in fulfilling his or her responsibilities concerning organizational conflict of interest, the offeror represents that it will

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promptly disclose to the Contracting Officer all relevant facts that may evidence a potential or actual OCI. This disclosure will include a description of the action that the offeror has taken or will take in order to avoid, neutralize, or mitigate such OCI.

H.4.3	The obligation above continues after award for the successful contractor. The contractor must promptly disclose all relevant facts that may evidence a potential or actual OCI during the performance of the contract.

H.4.4	Addition, the performance of this contract may require the Contractor to access data and information proprietary to the Government agency or of such a nature that its dissemination or use, other than in performance of this contract would be adverse to the interest of the Government or others. The Contractor shall not divulge or release data or information developed or obtained in performance of the contract except to authorize Government personnel or upon written approval of the Contracting Officer. Agency information marked “For Official Use Only” or bearing other sensitivity markings shall be handled in accordance with Agency information security program regulations and shall not be divulged or disclosed without DLA’s permission. Requests for disclosure shall be addressed to the Contracting Officer.

The Contractor shall not use, disclose, or reproduce proprietary data, other than as required in the performance of the contract. The limitations above do not apply to data or information that has been made public by the Government. Further, this provision does not preclude the use of any data independently acquired by the Contractor without such limitations or prohibit an agreement at no cost to the Government between the Contractor and the data owner, which provides for greater rights to the Contractor.

H.5	Government’s Right to Audit

In addition to any other audits required by this contract, the Government reserves the right to audit the Contractor’s accounting and procurement records related to the payments made under this contract. The audit may be conducted by either the Government or a private contractor at the Government’s expense. Any Government claims of overpayment will be pursued in accordance with FAR Part 32 as well as any and all applicable supplemental regulations. The Government may demand collection of overpayments within six years from final disbursement.

H.6	Proprietary Information

H.6.1	Proprietary information of any kind will be protected only if it is clearly identified as proprietary in writing.

H.6.2	All other information used or developed under FAST will be treated as public information.

End of Section H

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SECTION I: CONTRACT CLAUSES

I.1 FAR 52.252-2 Clauses Incorporated by Reference (Feb 1998)

This contract incorporates one or more clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. Also, the full text of a clause may be accessed electronically at these addresses:

Federal Acquisition Regulation

http://farsite.hill.af.mil

http://www.arnet.gov/far

Department of Defense Federal Acquisition Regulation Supplement

http://farsite.hill.af.mil/VFDFARA.HTM

http://www.acq.osd.mil/dpap/dars/dfars/index.htm

I.1.1	Federal Acquisition Regulation Clauses Incorporated by Reference

Clause	Clause Title	Date

52.202-1	Definitions	Jul 2004

52.203-3	Gratuities	Apr 1984

52.203-5	Covenant against Contingent Fees	Apr 1984

52.203-6	Restrictions on Subcontractor Sales to the Government	Sep 2006

52.203-7	Anti-Kickback Procedure	Jul 1995

52.203-8	Cancellation, Rescission, and Recovery of Funds for Illegal or Improper Activity	Jan 1997

52.203-10	Price or Fee Adjustment for Illegal or Improper Activity	Jan 1997

52.203-12	Limitation on Payments to Influence Certain Federal Transactions	Sep 2007

52.203-13	Contractor Code of Business Ethics and Conduct	Apr 2010

52.204-14	Display of Hotline Poster	Dec 2007

52.204-2	Security Requirements – Alternate I (Apr 1984)	Aug 1996

52.204-4	Printed or Copied Double-Sided on Recycled Paper	Aug 2000

52.204-7	Central Contractor Registration	Apr 2008

52.209-6	Protecting the Government’s Interest When Subcontracting with Contractors Debarred, Suspended, or Proposed for Debarment	Sep 2006

52.215-2	Audit and Records – Negotiation	Mar 2009

52.215-8	Order of Precedence – Uniform Contract Format	Oct 1997

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Clause	Clause Title	Date

52.215-10	Price Reduction for Defective Cost or Pricing Data	Oct 1997

52.215-12	Subcontractor Cost or Pricing Data	Oct 1997

52.219-8	Utilization of Small Business Concerns	May 2004

52.219-9	Small Business Subcontracting Plan – Alternate II (Oct 2001)	Jul 2010

52.219-28	Post-Award Small Business Program Representation	Apr 2009

52.222-3	Convict Labor	Jun 2003

52.222-21	Prohibition of Segregated Facilities	Feb 1999

52.222-26	Equal Opportunity	Mar 2007

52.222-35	Equal Opportunity for Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans	Sep 2006

52.222-36	Affirmative Action for Workers with Disabilities	Jun 1998

52.222-37	Employment Reports on Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans	Sep 2006

52.222-50	Combating Trafficking in Persons	Feb 2009

52.223-6	Drug-Free Workplace	May 2001

52.223-14	Toxic Chemical Release Reporting	Aug 2003

52.225-13	Restrictions on Certain Foreign Purchases	Jun 2008

52.227-1	Authorization and Consent – Alternate I (Apr 1984)	Dec 2007

52.227-2	Notice and Assistance Regarding Patent and Copyright Infringement	Dec 2007

52.227-11	Patent Rights – Ownership by the Contractor	Dec 2007

52.228-7	Insurance – Liability to Third Persons	Mar 1996

52.203-3	Disclosure an Consistency of Cost Accounting Standards Practices	Apr 1998

52.230-6	Administration of Cost Accounting Standards	Mar 2008

52.232-17	Interest	Oct 2008

52.232-23	Assignment of Claims	Jan 1986

52.232-25	Prompt Payment	Oct 2008

52.232-33	Payment by Electronic Funds Transfer – Central Contractor Registration	Oct 2003

52.233-1	Disputes	Jul 2002

52.233-3	Protest Against Award – Alternate I (Jun 1985)	Aug 1996

52.233-4	Applicable Law for Breach of Contract	Oct 2004

52.242-13	Bankruptcy	Jul 1995

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Clause	Clause Title	Date

52.243-1	Changes – Fixed-Price – Alternate V (Apr 1984)	Aug 1987

52.243-7	Notification of Changes	Apr 1984

52.244-2	Subcontracts	Jun 2007

52.244-5	Competition in Subcontracting	Dec 1996

52.244-6	Subcontracts for Commercial Items	Dec 2009

52.245-1	Government Property, Alternate II (June 2007)	Aug 2010

52.247-1	Commercial Bill of Lading Notations	Feb 2006

52.249-2	Termination for Convenience of the Government (Fixed-Price)	May 2004

52.249-9	Default (Fixed-Price Research and Development)	Apr 1984

52.251-1	Government Supply Sources	Apr 1984

52.253-1	Computer Generated Forms	Jan 1991

I.1.2	Department of Defense Federal Acquisition Regulation Supplement Clauses Incorporated by Reference

Clause	Clause Title	Date

252.201-7000	Contracting Officer’s Representative	Dec 1991

252.203-7001	Prohibition on Persons Convicted of Fraud or Other Defense-Contract-Related Felonies	Dec 2008

252.203-7002	Requirement to Inform Employees of Whistleblower Rights	Jan 2009

252.204-7000	Disclosure of Information	Dec 1991

252.204-7003	Control of Government Personnel Work Product	Apr 1992

252.204-7004	Alternate A, Central Contractor Registration	Sep 2007

252.205-7000	Provision of Information to Cooperative Agreement Holders	Dec 1991

252.209-7004	Subcontracting with Firms that Are Owned or Controlled by the Government of a Terrorist Country	Dec 2006

252.215-7000	Pricing Adjustments	Dec 1991

252.215-7002	Cost Estimating System Requirements	Dec 2006

252.219-7003	Small Business Subcontracting Plan (DoD Contracts)	Apr 2007

252.226-7001	Utilization of Indian Organizations, Indian-owned Economic Enterprises, and Native Hawaiian Small Business Concerns	Sep 2004

252.227-7000	Non-Estoppel	Oct 1966

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Clause	Clause Title	Date

252.227-7013	Rights in Technical Data – Noncommercial Items	Nov 1995

Paragraph (e) Identification and delivery of data to be furnished with restrictions on use, release, or disclosure. (3) – see Section I.4 for Contractor’s assertions.

252.227-7016	Rights in Bid or Proposal Information	Jun 1995

252.227-7017	Identification and Assertion of Use, Release, or Disclosure Restrictions	Jun 1995

252.227-7025	Limitations on the Use or Disclosure of Government Furnished Information Marked with Restrictive Legends	Jun 1995

252.227-7030	Technical Data – Withholding of Payment	Mar 2000

252.227-7037	Validation of Restrictive Markings on Technical Data	Sep 1999

252.227-7039	Patents – Reporting of Subject Inventions	Apr 1990

252-231-7000	Supplemental Cost Principles	Dec 1991

252.232-7003	Electronic Submission of Payment Requests	Mar 2008

252.232-7010	Levies on Contract Payments	Dec 2006

252.235-7010	Acknowledgment of Support and Disclaimer	May 1995

252.235-7011	Final Scientific or Technical Report	Nov 2004

252.243-7002	Requests for Equitable Adjustment	Mar 1998

252.246-7001	Warranty of Data	Dec 1991

252.247-7023	Representation of Extent of Transportation	May 2002

252.247-7024	Notification of Transportation of Supplies by Sea	Mar 2000

252.251-7000	Ordering from Government Supply Sources	Nov 2004

I.1.3	Defense Logistics Agency Directive (DLAD), Revision 5, Supplement Clauses Incorporated by Reference

52.233-9001	Disputes: Agreement to Use Alternate Disputes Resolution	June 2001

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I.2 FAR 52.217-8 Option to Extend Services (NOV 1999)

The Government may require continued performance of any services within the limits and at the rates specified in the contract. These rates may be adjusted only as a result of revisions to prevailing labor rates provided by the Secretary of Labor. The option provision may be exercised more than once, but the total extension of performance hereunder shall not exceed [*] months. The Contracting Officer may exercise the option by written notice to the Contractor within [*] from the effective date of the Phase I Base Project.

(End of clause)

I.3 FAR 52.217-9 Option to Extend the Term of the Contract (Mar 2000)

(a)	The Government may extend the term of this contract by written notice to the Contractor within [*] calendar days; provided that the Government gives the Contractor a preliminary written notice of its intent to extend at least [*] calendar days before the contract expires. The preliminary notice does not commit the Government to an extension.

(b)	If the Government exercises this option, the extended contract shall be considered to include this option clause.

(c)	The total duration of this contract, including the exercise of any options under this clause, shall not exceed [*].

(End of clause)

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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I.4 Contractor’s Assertion under DFARS 252.227-7013

Solazyme asserts that all data contained in this contract and all data developed by Solazyme prior to the date of award of this contract, and any logical enhancements to such data developed after the date of award, constitutes “Limited Rights Data” which may be withheld from delivery to the Government. Such data includes, but is not limited to the data identified in the table below (from DFARS 252.227-7013):

The Contractor asserts for itself, or the persons identified below, that the Government’s rights to use, release, or disclose the following technical data should be restricted—

Technical Data to be Furnished With Restrictions	Basis for Assertion	Asserted Rights Category	Name of Person Asserting Restrictions
[*]	[*]	[*]	Harrison Dillon President and CTO

[*]	[*]	[*]

[*]	[*]	[*]

[*]	[*]	[*]

[*]	[*]	[*]

Date	9/9/10

Printed Name	Harrison Dillon

Title	President and CTO

Signature	/s/ Harrison Dillon

Confidential and Proprietary to Solazyme, Inc.

Handle in Accordance with 41 U.S.C. § 423

End of Section I

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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SECTION J: LIST OF ATTACHMENTS

Identifier	Data Item NO.	Contract Data Requirement List
Exhibit A	A001	Contractor’s Progress, Status and Management Report

Exhibit B	A002	Funds and Man-Hours Expenditure Report

Exhibit C	A003	Scientific and Technical Report

Exhibits are as attached.

End of Section J

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ATTACHMENTS

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CONTRACT DATA REQUIREMENTS LIST	Form Approved OMB No. 0704-0188
The public reporting burden for this collection of information is estimated to average 440 hours per response, including the time for reviewing instructions, searching existing data sources, gathering and maintaining the data needed, and completing and reviewing the collection of information. Send comments regarding this burden estimate or any other aspect of this collection of information, including suggestions for reducing this burden, to Department of Defense, Executive Services Directorate (0704-0188). Respondents should be aware that notwithstanding any other provision of law, no person shall be subject to any penalty for failing to comply with a collection of information if it does not display a currently valid OMB control number. Please DO NOT RETURN your form to the above organization. Send completed form to the Government Issuing Contracting Officer for Contract/PR No. listed in Block E.
A. CONTRACT LINE ITEM NO.	B. EXHIBIT	C. CATEGORY:
A	TDP ☐ TM ☐ OTHER ☒
D. SYSTEM/ITEM	E. CONTRACT/PR NO.	F. CONTRACTOR
Alternative Energy From Organic Sources Project
1. DATA ITEM NO.	2. TITLE OF DATA ITEM	3. SUBTITLE

A001	Contractor’s Progress, Status and Management Report	Monthly Progress Report
4. AUTHORITY (Data Acquisition Document No.)	5. CONTRACT REFERENCE	6. REQUIRING OFFICE
DI-MGMT-80227 TAILORED	Paragraph C	DESC
7. DD 250 REQ	9.DIST STATEMENT REQUIRED	10. FREQUENCY	12. DATE OF FIRST SUB 1 Month after award	14. DISTRIBUTION
EMAIL/LETTER	MONTHLY	B. COPIES
8. APP CODE	11. AS OF DATE	13. DATE OF SUBSEQUENT SUBMISSION	a. ADDRESSEE	Draft	Final
A	A	AWARD DATE	MONTHLY THEREAFTER	Reg.	Repro
16. REMARKS: Contractors will be advised on format to use, in the course of the contract.	COTR/ PM PCO TECH PROJECT LEAD	1 1 1
15. TOTAL	3
1. DATA ITEM NO.	2. TITLE OF DATA ITEM	3. SUBTITLE
A001	Contractor’s Progress, Status and Management Report	Report Cover Page, Standard Form SF298
4. AUTHORITY (Data Acquisition Document No.)	5. CONTRACT REFERENCE	6. REQUIRING OFFICE
REF STANDARD FORM SF 298	Paragraph VC	DESC-SA
7. DD 250 REQ	9.DIST STATEMENT REQUIRED	10. FREQUENCY	12. DATE OF FIRST SUB	14. DISTRIBUTION
LETTER/EMAIL	MONTHLY	1 MONTH AFTER AWARD	b. COPIES
8. APP CODE	11. AS OF DATE	13. DATE OF SUBSEQUENT SUBMISSION	a. ADDRESSEE	Draft	Final
(1)	(2)	AWARD	MONTHLY THEREAFTER	Reg.	Repro

16. REMARKS:

(1) Contractor shall submit data via e-mail. Contractor’s format acceptable.

(2) COTR approval of draft before acceptance of Data Item. Approved unless Disapproved.

Disapproval by COTR within 60 days of receipt. Disapproval requires corrections and

Re-submittal within 30 days after receipt of COTR comments.

(3) Distribution statement A: Approved for public release, distribution is unlimited.

Therefore, include no materials considered proprietary.

Note: ANSI/NISO Z39.18, Scientific and Technical Reports, Elements, Organization and

Design, is a useful reference. Contractor format, is allowable in most instances, but for the final report cover page, SF 298 is required.

COTR/ PM PCO TECH PROJECT LEAD	1 1 1
15. TOTAL	3
G. PREPARED BY	H. DATE	I. APPROVED BY	J. DATE

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Title: Contractor’s Progress, Status and Management Report

Number: DI-MGMT-80227 AMSC Number: N3947 DTIC Applicable: Preparing Activity:	Approval date: 05 Sep 1986 Limitation: GIDEP Applicable:

Use/relationship:

The Contractor’s Progress, Status and Management Report indicates the progress of work and the status of the program and of the assigned tasks, reports costs, and informs of existing or potential problem areas.

This Data Item Description (DID) contains the format and content preparation instructions for the data product generated by the specific and discrete task requirement for this data included in the contract.

This DID may be applied in any contract and during any program phase.

This DID supersedes DI-A-2090A, DI-A-3025A, UDI-A-22050B, UDI-A-22052A, UDI-A-23960, DI-A-30024, and DI-A-30606.

Paragraphs 10.3.f, 10.3.g, and 10.3.h herein should be tailored on DD Form 1423 when such cost data is already submitted through a sophisticated cost reporting system under the contract.

Requirements:

Contract. This data item is generated by the contract which contains a specific and discrete work task to develop this data product.

Format. This report shall be formatted on standard size (e.g. 8 1/2” by 11”) page. Pages shall be sequentially numbered. All attachments shall be identified and referenced in the text of the report. The report shall be prepared in the contractor’s format and shall be legible and suitable for reproduction.

Content. The report shall include:

A front cover sheet which includes the contractor’s name and address, the contract number, the nomenclature of the system or program, the date of the report, the period covered by the report, the title of the report, either the serial number of the report or the Contract Data Requirements List (CDRL) sequence number, the security classification, and the name of the issuing Government activity;

Description of the progress made against milestones during the reporting period;

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a.	Results. positive or negative, obtained related to previously-identified problem areas, with conclusions and recommendations;

b.	Any significant changes to the contractor’s organization or method of operation, to the project management network, or to the milestone chart;

c.	Problem areas affecting technical or scheduling elements, with background and any recommendations for solutions beyond the scope of the contract;

d.	Problem areas affecting cost elements, with background and any recommendations for solutions beyond the scope of the contract;

e.	Percentages of Effort or Person-hours, as applicable, expended for the reporting period and cumulatively for the contract;

f.	Any trips and significant results;

g.	Record of all significant telephone calls and any commitments made by telephone;

h.	Summary of Engineering Change Proposal (ECP) status, including identification of proposed ECPs, approved ECPs, and implemented ECPs;

i.	Contract schedule status;

j.	Plans for activities during the following reporting period;

k.	Name and telephone number of preparer of the report;

l.	Appendixes for any necessary tables, references, photographs, illustrations, and charts.

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CONTRACT DATA REQUIREMENTS LIST	Form Approved OMB No. 0704-0188
The public reporting burden for this collection of information is estimated to average 440 hours per response, including the time for reviewing instructions, searching existing data sources, gathering and maintaining the data needed, and completing and reviewing the collection of information. Send comments regarding this burden estimate or any other aspect of this collection of information, including suggestions for reducing this burden, to Department of Defense, Executive Services Directorate (0704-0188). Respondents should be aware that notwithstanding any other provision of law, no person shall be subject to any penalty for failing to comply with a collection of information if it does not display a currently valid OMB control number. Please DO NOT RETURN your form to the above organization. Send completed form to the Government Issuing Contracting Officer for Contract/PR No. listed in Block E.
A. CONTRACT LINE ITEM NO.	B. EXHIBIT	C. CATEGORY:
A	TDP ☐ TM ☐ OTHER ☒
D. SYSTEM/ITEM	E. CONTRACT/PR NO.	F. CONTRACTOR
Alternative Energy from Organic Sources Project
1. DATA ITEM NO.	2. TITLE OF DATA ITEM	3. SUBTITLE

A003	Scientific and Technical Reports	Quarterly Technical Report
4. AUTHORITY (Data Acquisition Document No.)	5. CONTRACT REFERENCE	6. REQUIRING OFFICE
DI-MISC-80048 TAILORED	Section C	Defense Energy Support Center
7. DD 250 REQ	9.DIST STATEMENT REQUIRED	10. FREQUENCY	12. DATE OF FIRST SUB End of quarter after start of Contract	14. DISTRIBUTION
EMAIL/LETTER	QUARTERLY	B. COPIES
8. APP CODE	11. AS OF DATE	13. DATE OF SUBSEQUENT SUBMISSION	a. ADDRESSEE	Draft	Final
A	A	AWARD DATE	QUARTERLY THEREAFTER	Reg.	Repro
16. REMARKS: Contractors will be advised on format to use, in the course of the contract.	COTR/ PM PCO TECH PROJECT LEAD	1 1 1
15. TOTAL	3
1. DATA ITEM NO.	2. TITLE OF DATA ITEM	3. SUBTITLE
A003	Scientific and Technical Reports	Report Cover Page, Standard Form SF298
4. AUTHORITY (Data Acquisition Document No.)	5. CONTRACT REFERENCE	6. REQUIRING OFFICE
REF STANDARD FORM SF 298	Paragraph VC	DESC-SA
7. DD 250 REQ	9.DIST STATEMENT REQUIRED	10. FREQUENCY	12. DATE OF FIRST SUB	14. DISTRIBUTION
LETTER/EMAIL	QUARTERLY	1 QUARTER AFTER AWARD	b. COPIES
8. APP CODE	11. AS OF DATE	13. DATE OF SUBSEQUENT SUBMISSION	a. ADDRESSEE	Draft	Final
(1)	(2)	AWARD DATE	QUARTERLY THEREAFTER	Reg.	Repro

16. REMARKS:

(1) Contractor shall submit data via e-mail. Contractor’s format acceptable.

(2) COTR approval of draft before acceptance of Data Item. Approved unless Disapproved.

Disapproval by COTR within 60 days of receipt. Disapproval requires corrections and

Re-submittal within 30 days after receipt of COTR comments.

(3) Distribution statement A: Approved for public release, distribution is unlimited.

Therefore, include no materials considered proprietary.

Note: ANSI/NISO Z39.18, Scientific and Technical Reports, Elements, Organization and

Design, is a useful reference. Contractor format, is allowable in most instances, but for the final report cover page, SF 298 is required.

COTR/ PM PCO TECH PROJECT LEAD	1 1 1
15. TOTAL	3
G. PREPARED BY	H. DATE	I. APPROVED BY	J. DATE

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DATA ITEM DESCRIPTION

Title: Scientific and Technical Reports Summary

Number: DI-MISC-880048	Approval Date: 11 SEP 1985
AMSC Number: A3670	Limitation: N/A
DTIC Applicable: No	GIDEP Applicable: No
Office of Primary Responsibility: DELNV
Applicable Forms: N/A

Use/relationship:

This Data Item Description (DID) contains format and content preparation instructions for the data product generated by the specific and discrete task requirement as delineated in the contract.

This DID shall be used in preparing all ongoing interim or final Scientific and Technical Reports Summary. The purpose of these report summaries is to present with a concise description of the scientific and technical findings and accomplishments during the reporting period.

It is not intended that all the requirements contained herein should be applied to every contract or program phase. Portions of this DID are subject to deletion tailoring depending on the management requirements of the solicitation/contract in which it is applied.

Requirements:

Contract. This data item is generated by the contract which contains a specific and discrete work task to develop this data product.

Reference documents. None.

Format. This report shall be formatted on standard size (e.g. 8 1/2” by 11”) page. Pages shall be sequentially numbered. All attachments shall be identified and referenced in the text of the report. The report shall be prepared in the contractor’s format and shall be legible and suitable for reproduction.

General. This summary report will be provided with the detail final report of scientific and technical findings. The Scientific and Technical Summary Report shall be adequate for non-specialists in the subject matter area. When appropriate, specific reference should be made to more detailed information contained in the final report of scientific and technical findings.

Content. The Scientific and Technical Summary Report shall contain the following data:

a. A front cover sheet which includes the contractor’s name and address, the contract number, the nomenclature of the system or program, the date of the report, the period covered by the report, the title of the report, either the serial number of the report or the Contract Data Requirements List (CDRL) sequence number, the security classification, and the name of the issuing Government activity

b. Task objectives.

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Solazyme, Inc

c. Technical problems.

d. General methodology.

e. Technical results.

f. Important findings and conclusions.

g. Implications for further research.

h. Special comments.